                                                                     EXHIBIT 2.1
________________________________________________________________________________






                           REORGANIZATION AGREEMENT

                                     AMONG

                            FUTRONIX SYSTEMS CORP.
                           (A DELAWARE CORPORATION),

                         FUTRONIX ACQUISITION COMPANY
                            (A TEXAS CORPORATION),

                             FUTRONIX CORPORATION
                            (A TEXAS CORPORATION),

                     WIRE & CABLE SPECIALTIES CORPORATION
                           (A GEORGIA CORPORATION),

                                      AND

                     THE STOCKHOLDERS OF SUCH CORPORATIONS






________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

Section                                                                               Page
- -------                                                                               ----
1.   Definitions.......................................................................  1

2.   Plan of Merger.................................................................... 10
     2.1  Surviving Corporation........................................................ 10
     2.2  Effective Time............................................................... 10
     2.3  Effects of the Merger........................................................ 10
     2.4  Name of the Surviving Corporation; Certificate of Incorporation and Bylaws... 10
     2.5  Directors and Officers....................................................... 10
     2.6  Conversion of Futronix Securities............................................ 10
     2.7  Conversion of W&C Shares..................................................... 11
     2.8  Acquisition Company Capital Stock Not Converted.............................. 12
     2.9  Approval by Stockholders..................................................... 12
     2.10 Merger Closing............................................................... 12
     2.11 Dissenting Shares............................................................ 13
     2.12 Exchange of Converted Shares and Futronix Warrants........................... 13
     2.13 No Further Transfer of Shares................................................ 14

3.   Closing........................................................................... 14
     3.1  Location, Date............................................................... 14
     3.2  Deliveries................................................................... 15

4.   Representations and Warranties of the Futronix Companies.......................... 15
     4.1  Corporate Status............................................................. 15
     4.2  Authorization................................................................ 15
     4.3  Consents and Approvals....................................................... 15
     4.4  Capitalization and Stock Ownership........................................... 16
     4.5  Financial Statements......................................................... 17
     4.6  No Company or Acquisition Company Assets, Liabilities or Business............ 17
     4.7  Title to Assets and Related Matters.......................................... 18
     4.8  Real Property................................................................ 18
     4.9  Certain Personal Property.................................................... 18
     4.10 Non-Real Estate Leases....................................................... 18
     4.11 Accounts Receivable.......................................................... 19
     4.12 Inventory.................................................................... 19
     4.13 Liabilities.................................................................. 19
     4.14 Taxes........................................................................ 19
     4.15 Subsidiaries................................................................. 19
     4.16 Legal Proceedings and Compliance with Law.................................... 20
     4.17 Contracts.................................................................... 20
     4.18 Insurance.................................................................... 21
     4.19 Intellectual Property and Confidential Information........................... 22

     4.20  Employee Relations.......................................................... 35
     4.21  ERISA....................................................................... 22
     4.22  Corporate Records........................................................... 24
     4.23  Absence of Certain Changes.................................................. 24
     4.24  Previous Sales; Warranties.................................................. 25
     4.25  Customers and Suppliers..................................................... 25
     4.26  Finder's Fees............................................................... 25
     4.27  Additional Information...................................................... 25
     4.28  Accuracy of Information..................................................... 26

5.   Representations and Warranties of W&C............................................. 26
     5.1   Corporate Status............................................................ 26
     5.2   Authorization............................................................... 26
     5.3   Consents and Approvals...................................................... 26
     5.4   Capitalization and Stock Ownership.......................................... 26
     5.5   Financial Statements........................................................ 27
     5.6   Title to Assets and Related Matters......................................... 27
     5.7   Real Property............................................................... 27
     5.8   Certain Personal Property................................................... 28
     5.9   Non-Real Estate Leases...................................................... 28
     5.10  Accounts Receivable......................................................... 28
     5.11  Inventory................................................................... 28
     5.12  Liabilities................................................................. 29
     5.13  Taxes ...................................................................... 29
     5.14  Subsidiaries................................................................ 29
     5.15  Legal Proceedings and Compliance with Law................................... 29
     5.16  Contracts................................................................... 30
     5.17  Insurance................................................................... 31
     5.18  Intellectual Property and Confidential Information.......................... 31
     5.19  Employee Relations.......................................................... 32
     5.20  ERISA ...................................................................... 32
     5.21  Corporate Records........................................................... 33
     5.22  Absence of Certain Changes.................................................. 34
     5.23  Previous Sales; Warranties.................................................. 34
     5.24  Customers and Suppliers..................................................... 34
     5.25  Finder's Fees............................................................... 34
     5.26  Additional Information...................................................... 35
     5.27  Accuracy of Information..................................................... 35

6.   Representations and Warranties of Bruno and the Futronix Stockholder Parties...... 35
     6.1   Authorization............................................................... 35
     6.2   Consents and Approvals...................................................... 35
     6.3   Stock Ownership............................................................. 36
     6.4   Finder's Fees............................................................... 36

7.   Covenants Related to Public Offering and Registration of Shares................... 36
     7.1  Initial Registration Statements.............................................. 36
     7.2  Nasdaq National Market....................................................... 38
     7.3  Use of Proceeds.............................................................. 38
     7.4  Escrow of Closing Documents.................................................. 38
     7.5  Changes in Capitalization.................................................... 39
     7.6  Secondary Registration Statement............................................. 39

8.   Covenants of the Company, Futronix and the Futronix Stockholder Parties........... 41
     8.1  Fulfillment of Closing Conditions............................................ 41
     8.2  Conduct of the Business...................................................... 42
     8.3  Access to Information........................................................ 42
     8.4  No Solicitation.............................................................. 42
     8.5  Futronix Special Meeting..................................................... 43
     8.6  Rule 145 Affiliates.......................................................... 43
     8.7  Appointment of Directors and Officers........................................ 43
     8.8  Value Appreciation Bonus..................................................... 43
     8.9  Employment Agreements........................................................ 43
     8.10 Registration Rights.......................................................... 44
     8.11 Stock Option Plan............................................................ 44
     8.12 Release of Indebtedness Guarantee............................................ 44
     8.13 Expenses..................................................................... 44
     8.14 Related Parties.............................................................. 44
     8.15 Continuation of Certain Employment Arrangements after Merger................. 44
     8.16 Termination of Futronix Shareholders Agreement............................... 44

9.   Covenants of W&C and Bruno........................................................ 44
     9.1  Fulfillment of Closing Conditions............................................ 44
     9.2  Conduct of the Business...................................................... 45
     9.3  Access to Information........................................................ 45
     9.4  No Solicitation.............................................................. 45
     9.5  W&C Consent.................................................................. 46
     9.6  Rule 145 Affiliates.......................................................... 46
     9.7  New Bruno Options............................................................ 46
     9.8  Employment Agreements........................................................ 46
     9.9  Registration Rights.......................................................... 46
     9.10 [INTENTIONALLY OMITTED.]..................................................... 46
     9.11 Expenses..................................................................... 46
     9.12 Related Parties.............................................................. 47
     9.13 Assets Transfer and Stockholder Loan......................................... 47

10.  Payment of Subchapter S Liabilities............................................... 47
     10.1 1996 Tax Liabilities......................................................... 47
     10.2 1996 Income Distributions.................................................... 47

     10.3  Subchapter S Income......................................................... 48
     10.4  Tax Liabilities............................................................. 48
     10.5  Final Payment............................................................... 48
     10.6  Prior Periods............................................................... 48
     10.7  Reimbursement............................................................... 49

11.  Conditions Precedent to Obligations of All Parties................................ 49
     11.1  Legality.................................................................... 49
     11.2  Public Offering............................................................. 49
     11.3  Nasdaq National Market...................................................... 49
     11.4  Pooling..................................................................... 49
     11.5  Tax Opinion................................................................. 49
     11.6  Approval by Stockholders.................................................... 49
     11.7  Futronix Stockholder Parties................................................ 50

12.  Conditions Precedent to Obligations of the Futronix Parties....................... 50
     12.1  Representations and Warranties.............................................. 50
     12.2  Agreements, Conditions and Covenants........................................ 50
     12.3  Certificates................................................................ 50
     12.4  Required Consents........................................................... 50
     12.5  Ancillary Documents......................................................... 50
     12.6  Legal Opinion............................................................... 50
     12.7  [INTENTIONALLY OMITTED.].................................................... 50

13.  Conditions Precedent to Obligations of W&C and Bruno.............................. 51
     13.1  Representations and Warranties.............................................. 51
     13.2  Agreements, Conditions and Covenants........................................ 51
     13.3  Certificates................................................................ 51
     13.4  Required Consents........................................................... 51
     13.5  Ancillary Documents......................................................... 51
     13.6  Legal Opinion............................................................... 51

14.  Indemnification................................................................... 51
     14.1  By Bruno and Monahan........................................................ 51
     14.2  By the Futronix Stockholder Parties......................................... 52
     14.3  Procedure for Claims........................................................ 52
     14.4  Third Party Claims.......................................................... 53

15.  Termination....................................................................... 54
     15.1  Grounds for Termination..................................................... 54
     15.2  Effect of Termination....................................................... 54

16.  Survival of Representations, Warranties and Covenants............................. 55

17.  Public Announcements.............................................................. 56

18.  Contents of Agreement............................................................. 56

19.  Amendment, Parties in Interest, Assignment, Etc................................... 56

20.  Interpretation.................................................................... 57

21.  Notices........................................................................... 57

22.  Governing Law..................................................................... 58

23.  Counterparts...................................................................... 58

                           REORGANIZATION AGREEMENT


     THIS REORGANIZATION AGREEMENT is made as of August 7, 1996 by and among Futronix Systems Corp., a Delaware corporation (the "Company"), Futronix Acquisition Company, a Texas corporation (the "Acquisition Company"), Futronix Corporation, a Texas corporation ("Futronix"), Wire & Cable Specialties Corporation, a Georgia corporation ("W&C"), Terrence M. Hunt, a Texas resident ("Hunt"), Theodore J. Bruno, a Georgia resident ("Bruno"), and the other signatories to this Agreement (together with Hunt, the "Futronix Stockholder Parties" and, together with all other Persons who have executed and delivered a signature page to this Agreement, the "Parties"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.


                                  Background
                                  ----------

     This Agreement sets forth the terms and conditions under which (a) Futronix and W&C will merge with and into the Acquisition Company (the "Merger"), and (b) the Company will sell shares of its Common Stock pursuant to a public offering.

     The Parties intend that, upon completion of the Transactions (defined below), (a) the Acquisition Company will be a wholly-owned subsidiary of the Company, (b) for federal income tax purposes, the Merger shall constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code"), and (c) for accounting purposes, the Merger will be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                                  Witnesseth
                                  ----------

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.   Definitions
     -----------

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Accounts Receivable" mean as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the Assets of Futronix or W&C, as indicated by the context in which used.

     "Acquisition Company" is defined above in the preamble.

     "Acquisition Proposal" is defined in Section 8.4.

     "Affiliates" means, with respect to a particular Party, Persons or entities controlling, controlled by or under common control with that Party, as well as any officers, directors and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

     "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

     "Applicable Lockup Period" is defined in Section 7.6(a).

     "Applicable Registration Period" is defined in Section 7.6(a).

     "Articles of Merger" is defined in Section 2.2.

     "Assets" means with respect to a particular Party all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent Financial Statements, that are owned or possessed by such Party.

     "Balance Sheet Date" is defined in Section 4.5.

     "Benefit Plan" means: (i) as to employees employed in the US, any (y) "employee benefit plan" as defined in Section 3(3) of ERISA, and (z) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement; and (ii) as to employees employed outside the US, all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices.

     "Bruno" is defined above in the preamble.

     "Bruno Note" is defined in Section 10.2.

     "Business" means with respect to a particular Party its entire business, operations and facilities.

     "Certificates" is defined in Section 2.12(a).

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Closing" is defined in Section 3.1.

     "Closing Common Shares" means the shares of Company Common Stock to be issued to the Futronix Stockholders as specified in Exhibit "A" and the shares of Company Common Stock to be issued to Bruno hereunder.

     "Closing Date" is defined in Section 3.1.

     "Code" is defined above in the Background.

     "Company" is defined above in the preamble.

     "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company Convertible Preferred Stock" means the convertible preferred stock, par value $0.01 per share, of the Company.

     "Company Securities" means the Company Common Stock, the Company Convertible Preferred Stock, the Company Subordinated Notes and the Company Warrants.

     "Company Series Preferred Stock" means the series preferred stock, par value $0.01 per share, of the Company.

     "Company Subordinated Notes" means the 7% Subordinated Notes of the Company in the aggregate principal amount of $2,200,000, with interest payable at an annual rate of 7% and principal payable in four equal annual installments on December 30 of 2000 through 2003.

     "Company Warrants" means warrants to purchase Company Common Stock at a price of $0.01 per share.

     "Confidential Information" means any confidential information or trade secrets of Futronix or W&C, as indicated by the context in which used, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

     "Contract" means any written or oral contract, agreement, lease, instrument, or other commitment that is binding on any person or its property under applicable law.

     "Converted Shares" is defined in Section 2.6(a).

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Corporate Party" is defined in Section 7.1(a).

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "Disclosure Schedules" means the Futronix Disclosure Schedule and the W&C Disclosure Schedule.

     "Dissenting Shares" is defined in Section 2.11.

     "Effective Time" is defined in Section 2.2.

     "Employment Agreements" is defined in Section 8.9.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Law" means all Laws and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the release or discharge of any materials into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-1 Registration Statement" is defined in Section 7.1(a).

     "Form S-4 Registration Statement" is defined in Section 7.1(a).

     "Futronix Assets" means the Assets of Futronix.

     "Futronix Balance Sheet" is defined in Section 4.5.

     "Futronix Business" means the Business of Futronix.

     "Futronix Class A Common Stock" means the Class A common stock, par value $.01 per share, of Futronix.

     "Futronix Class B Common Stock" means the Class B common stock, par value $.01 per share, of Futronix.

     "Futronix Class C Common Stock" means the Class C common stock, par value $.01 per share, of Futronix.

     "Futronix Common Stock" means the Futronix Class A Common Stock, the Futronix Class B Common Stock and the Futronix Class C Common Stock.

     "Futronix Company" means any of the Company, Futronix and the Acquisition Company.

     "Futronix Convertible Preferred Stock" means the convertible preferred stock, par value $1.00 per share, of Futronix.

     "Futronix Disclosure Schedule" means the Disclosure Schedule containing information relating to the Futronix Companies pursuant to Section 4 and other provisions hereof that has been provided to the other Parties on the date hereof.

     "Futronix Environmental Condition" is defined in Section 4.16(b).

     "Futronix Financial Statements" is defined in Section 4.5.

     "Futronix's knowledge" or "knowledge of Futronix" means the actual knowledge of any director or officer of Futronix.

     "Futronix Nonconvertible Preferred Stock" means the preferred stock, par value $1.00 per share, of Futronix.

     "Futronix Non-Real Estate Leases" is defined in Section 4.10.

     "Futronix Preferred Stock" means the Futronix Convertible Preferred Stock and the Futronix Nonconvertible Preferred Stock.

     "Futronix Real Estate Leases" is defined in Section 4.8.

     "Futronix Real Property" is defined in Section 4.8.

     "Futronix Representative" is defined in Section 9.3.

     "Futronix Required Consents" is defined in Section 4.3.

     "Futronix Securities" means the Futronix Common Stock, the Futronix Convertible Preferred Stock, the Futronix Nonconvertible Preferred Stock and the Futronix Warrants.

     "Futronix Shareholders Agreement" means the Futronix Shareholders Agreement among Futronix and the Futronix Stockholders, dated as of January 1, 1994, as amended.

     "Futronix Special Meeting" is defined in Section 2.9(a).

     "Futronix Stockholder" means an owner of any Futronix Securities.

     "Futronix Stockholder Party" is defined above in the preamble.

     "Futronix Warrants" means any warrants to purchase Futronix Common Stock that are outstanding and exercisable immediately prior to the Closing.

     "GAAP" is defined above in the Background.

     "GBCC" means the Georgia Business Corporation Code, as amended.

     "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

     "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., (ii) any "extremely hazardous substance,"
                           -- ----
"hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid
      -- ----
Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., (iv) any "pollutant," as defined under the federal
                   -- ----
Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq., and (v) any
                                                   -- ----
regulated substance or waste under any Laws or Court Orders that currently exist concerning protection of the environment.

     "Holder" is defined in Section 2.12(a).

     "Hunt" is defined above in the preamble.

     "Immaterial Lease" is defined in Section 4.10.

     "Initial Registration Statements" is defined in Section 7.1(a).

     "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

     "Inventory" means all inventory, including raw materials, supplies, work in process and finished goods.

     "IPO Price" means the price at which shares of Company Common Stock are offered to the public in the Public Offering.

     "Joint Proxy Statement" is defined in Section 7.1(a).

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a material adverse effect on the Futronix Business or on the W&C Business, as indicated by the context in which used, including the Assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof.

     "Merger" is defined above in the Background section.

     "Merger Consideration" is defined in Section 2.6.

     "Minor Contract" means any Contract that is terminable by a party on not more than 30 days' notice without any Liability and any Contract under which the executory obligation of a party involves an amount of less than $10,000.

     "Monahan" means Paul Monahan, a Georgia resident.

     "Monahan Agreement" means the agreement being entered into on the date hereof among Monahan and the Corporate Parties.

     "Nasdaq National Market" means the Nasdaq National Market of The Nasdaq Stock Market, Inc.

     "New Option Plan" is defined in Section 8.11.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

     "Party" is defined above in the preamble.

     "Patents" means all patents and patent applications.

     "PBGC" is defined in Section 4.21(e).

     "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

     "Plan of Merger" is the plan of merger set forth in Section 2.

     "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.
- -----------------------

     "Public Offering" is defined in Section 7.1(a).

     "Public Shares" means the shares of Company Common Stock issued in the Public Offering.

     "Registered Holders" is defined in Section 7.6(a).

     "Registered Shares" is defined in Section 7.6(a).

     "Registration Rights Agreement" is defined in Section 8.10.

     "Resale Form S-1" is defined in Section 7.6(a).

     "Scott" means Joan Scott, a Georgia resident.

     "Scott Agreement" means the agreement being entered into on the date hereof among Scott and the Corporate Parties.

     "SEC" means the Securities and Exchange Commission.

     "Secondary Registration Statement" is defined in Section 7.6(a).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Act Affiliates" is defined in Section 8.6.

     "Securityholder Documents" is defined in Section 2.12.

     "Surviving Corporation" is defined in Section 2.1.

     "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

     "TBCA" means the Texas Business Corporation Act, as amended.

     "Termination Date" is defined in Section 15.1.

     "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Transaction Documents" means this Agreement, the Articles of Merger, the Employment Agreements, the Monahan Agreement, the Registration Rights Agreement and the Scott Agreement.

     "Transactions" means the Merger and the other transactions contemplated by the Transaction Documents.

     "US" means the United States of America.

     "Value Appreciation Bonus" means the bonus payable to Monahan pursuant to Sections 3 and 4 of the Monahan Agreement.

     "W&C Assets" means the Assets of W&C.

     "W&C Balance Sheet" is defined in Section 5.5.

     "W&C Business" means the Business of W&C.

     "W&C Common Stock" means the common stock, par value $1.00 per share, of W&C.

     "W&C Consent" is defined in Section 2.9(b).

     "W&C Disclosure Schedule" means the Disclosure Schedule containing information relating to W&C pursuant to Section 5 that has been provided to the other Parties on the date hereof.

     "W&C Environmental Condition" is defined in Section 5.15(b).

     "W&C Financial Statements" is defined in Section 5.5.

     "W&C Individual" means any of Bruno, Monahan or Scott.

     "W&C's knowledge" or "knowledge of W&C" means the actual knowledge of any director or officer of W&C.

     "W&C Non-Real Estate Leases" is defined in Section 5.9.

     "W&C Options" means the options granted by Bruno to Monahan and Scott to purchase a portion of the W&C Common Stock owned by Bruno.

     "W&C Real Estate Leases" is defined in Section 5.7.

     "W&C Real Property" is defined in Section 5.7.

     "W&C Representative" is defined in Section 8.3.

     "W&C Required Consents" is defined in Section 5.3.

     "Welfare Plan" is defined in Section 4.21(g).

 2.  Plan of Merger.
     --------------

     2.1  Surviving Corporation.  Upon the terms and subject to the conditions
          ---------------------
hereof, and in accordance with the relevant provisions of the TBCA and the GBCC, Futronix and W&C shall be merged with and into the Acquisition Company in accordance with the Plan of Merger set forth in this Section 2 as soon as practicable, but in any event within three business days following the satisfaction or waiver of the conditions set forth in Sections 11, 12 and 13. Following the Merger, the Acquisition Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Texas, and the separate corporate existence of Futronix and W&C shall cease.

     2.2  Effective Time.  The Merger shall be consummated by filing with the
          --------------
Secretary of State of the State of Georgia and with the Secretary of State of the State of Texas articles of merger (the "Articles of Merger") that set forth the Plan of Merger and are otherwise in such form as may be required under, and are executed in accordance with, the relevant provisions of the TBCA and the GBCC. The Merger shall be effective at the time of such filing in the State of Georgia and as of the issuance of a certificate of merger by the Secretary of State of the State of Texas, the later of which times is referred to herein as the "Effective Time."

     2.3  Effects of the Merger.  The Merger shall have the effects set forth in
          ---------------------
Section 5.06 of the TBCA and in Section 14-2-1106 of the GBCC.

     2.4  Name of the Surviving Corporation; Certificate of Incorporation and
          -------------------------------------------------------------------
Bylaws.  At the Effective Time, the name of the Surviving Corporation shall be
- ------
changed to "Futronix Corporation." The Articles of Incorporation of the Acquisition Company shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of the Acquisition Company shall be the Bylaws of the Surviving Corporation.

     2.5  Directors and Officers.  The Persons who are the directors and
          ----------------------
officers of the Acquisition Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time.

     2.6  Conversion of Futronix Securities.
          ---------------------------------

          (a) Each share of Futronix Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder (defined below) thereof, be converted into the right to receive one share of Company Common Stock. Any shares of Futronix Common Stock held in the treasury of Futronix shall be cancelled. The securities to be issued pursuant to this Section 2.6 and Section
2.7 are referred to as the "Merger Consideration," and shares of Futronix Common Stock, Futronix Nonconvertible Preferred Stock and Futronix Convertible Preferred Stock or W&C Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.11) are referred to herein collectively as the "Converted Shares."

          (b) Each share of Futronix Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive one share of Company Convertible Preferred Stock. Any shares of Futronix Convertible Preferred Stock held in the treasury of Futronix shall be cancelled .

          (c) Each share of Futronix Nonconvertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a Company Subordinated Note in a principal amount of $1.00 per share of Futronix Nonconvertible Preferred Stock, but each Holder of any shares of Futronix Nonconvertible Preferred Stock shall be issued one Company Subordinated Note with respect to all of such Holder's shares of Futronix Nonconvertible Preferred Stock. Any shares of Futronix Nonconvertible Preferred Stock held in the treasury of Futronix shall be cancelled.

          (d) Each Futronix Warrant that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and with the consent of the Holder thereof hereunder, be converted into the right to receive a Company Warrant in the ratio of the right to purchase one share of Company Common Stock for each share of Futronix Common Stock issuable under the Futronix Warrant being converted.

          (e) The Surviving Corporation shall deliver the Merger Consideration specified in this Section 2.6 upon the surrender of the certificates and other documentation specified in Section 2.12.

          (f) The Company shall take all steps necessary to provide the Surviving Corporation with the Company Securities, as of the Effective Time, in an amount sufficient to issue all of the securities contemplated by this Section
2.6 at the Effective Time in accordance with Section 2.12.

     2.7  Conversion of W&C Shares.
          ------------------------

          (a) All of the shares of W&C Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive an aggregate of 2,078,081 shares of Company Common Stock. Any shares of W&C Common Stock held in the treasury of W&C shall be cancelled.

          (b) The Surviving Corporation shall deliver the Merger Consideration specified in this Section 2.7 upon the surrender of the certificates and other documentation specified in Section 2.12.

          (c) The Company shall take all steps necessary to provide the Surviving Corporation with the shares of Company Common Stock, as of the Effective Time, in an amount sufficient to issue all of the shares contemplated by this Section 2.7 at the Effective Time in accordance with Section 2.12.

     2.8  Acquisition Company Capital Stock Not Converted.  Each share of
          -----------------------------------------------
capital stock of the Acquisition Company issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged by virtue of the Merger, and each such share shall remain outstanding as one share of capital stock of the Surviving Corporation.

     2.9  Approval by Stockholders.
          ------------------------

          (a) Consistent with applicable law, Futronix shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon the Merger (the "Futronix Special Meeting"). If the Board of Directors of Futronix so desires, it may present the Merger to its stockholders for consideration by soliciting their written consent in accordance with applicable requirements of the TBCA. If such a consent is solicited, the references herein to the "Futronix Special Meeting" shall be deemed to be the process of soliciting such consent unless the context indicates otherwise. The Board of Directors of Futronix will recommend that its stockholders approve the Merger.

          (b) Consistent with applicable law, W&C shall request the sole stockholder of W&C to approve the Merger by written consent in accordance with applicable requirements of the GBCC (the "W&C Consent").

          (b) The stockholder vote required for the adoption of this Agreement and the Merger by Futronix and the Acquisition Company shall be the vote required by the TBCA. The stockholder vote required for the adoption of this Agreement and the Merger by W&C shall be the vote required by the GBCC.

          (c) The Company, as the sole stockholder of the Acquisition Company, hereby approves the Merger and this Agreement.

     2.10 Merger Closing.  At the Closing, (a) the Acquisition Company,
          --------------
Futronix and W&C shall deliver to the Secretary of State of each of the State of Texas and the State of Georgia a duly executed and verified copy of the Articles of Merger, as required by the TBCA and the GBCC, and (b) the Parties shall take all such other and further actions as may be required by the TBCA and GBCC and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof. In addition, at the Closing, the Surviving Corporation shall deliver the Merger Consideration to those Holders who shall have delivered the appropriate documents under Section 2.12.

     2.11 Dissenting Shares.  Notwithstanding anything in this Agreement to
          -----------------
the contrary, shares of Futronix Class A Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who did not vote in favor of the Merger and who complies with all of the relevant provisions of Section 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Holder shall have failed to perfect or shall have effectively withdrawn or lost such Holder's rights to appraisal under the TBCA; and any such Holder shall have only such rights in respect of the Dissenting Shares owned by such Holder as are provided by Sections 5.11 and 5.12 of the TBCA. If any such Holder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.6.

     2.12 Exchange of Converted Shares and Futronix Warrants.
          --------------------------------------------------

          (a) At and after the Effective Time, the Surviving Corporation shall issue to each record holder (a "Holder"), as of the Effective Time, of (i) an outstanding certificate or certificates that immediately prior to the Effective Time represented Converted Shares (the "Certificates"), or (ii) a Futronix Warrant, upon the Holder's delivery of the respective Securityholder Documents (defined below), the respective Merger Consideration specified for such Holder under Section 2.6 or Section 2.7. The documents to be delivered by Holders of Converted Shares or Futronix Warrants by and after the Effective Time (the "Securityholder Documents") shall be (x) in the case of Converted Shares, the Certificates representing the Converted Shares and a duly executed letter of transmittal in the form provided by the Company (the "Letter of Transmittal"), and (y) in the case of the Futronix Warrants, the document constituting the Futronix Warrant and the Letter of Transmittal. All such surrendered Certificates and Futronix Warrants shall be cancelled upon their delivery. Futronix shall send the Letter of Transmittal to the owners of the Futronix Securities along with the notice of the Futronix Special Meeting and shall request the return of an executed Letter of Transmittal from each such stockholder at the time of the Futronix Special Meeting. Except as provided in
Section 2.12(c), the Surviving Corporation shall pay any transfer or similar taxes required by reason of the exchange of Converted Shares and Futronix Warrants.

          (b) With respect to each Certificate not so surrendered at the Closing, the Surviving Corporation shall promptly thereafter mail to the Holder thereof a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss of title to such Certificate shall pass, only upon proper delivery of the Certificate and such Letter of Transmittal to the Surviving Corporation) and instructions for delivering such Certificate in exchange for delivery of the Merger Consideration. Upon delivery to the Surviving Corporation of such Certificate, together with such Letter of Transmittal, the Company or the Surviving Corporation shall deliver to the Holder of the Certificate in exchange therefor the Merger Consideration to which such Holder is entitled hereunder, and such Certificate shall then be cancelled. The Company and the Surviving Corporation shall follow a similar procedure with respect to any Futronix Warrants to the extent that the respective Securityholder Documents shall not have been delivered at the Effective Time.

          (c) No interest will be paid or accrued on the Merger Consideration to be delivered upon the surrender of the Securityholder Documents. If delivery is to be made to a Person other than the Person in whose name a Certificate or Futronix Warrant surrendered is registered, it shall be a condition of payment that the Certificate or Futronix Warrant so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the Holder of the Certificate or Futronix Warrant surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.12, each Certificate (other than Certificates evidencing Dissenting Shares) and Futronix Warrant shall represent for all purposes solely the right to receive the respective Merger Consideration specified in Section 2.6 or Section 2.7 with respect to such Converted Shares or Futronix Warrants.

          (d) Neither the Company nor the Surviving Corporation shall be liable to any Holder of Converted Shares or Futronix Warrants for any Merger Consideration delivered by the Company or the Surviving Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar law.

          (e) None of the shares of Company Common Stock issued with respect to any Futronix Securities in connection with the Merger, including any shares of Company Common Stock issuable upon conversion of the Company Convertible Preferred Stock and upon exercise of the Company Warrants, may be transferred in any manner for a period of 180 days after the Closing. Each certificate for such shares of Company Common Stock shall bear a legend describing the foregoing restrictions.

     2.13 No Further Transfer of Shares.  After the Effective Time, there
          -----------------------------
shall be no transfers of Converted Shares or Futronix Warrants that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Futronix Warrants are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the respective Merger Consideration specified in Section 2.6 or Section 2.7. At the Effective Time, the stock ledgers of Futronix and W&C shall be closed.

3.   Closing.
     -------

     3.1  Location, Date.  The closing for the Transactions (the "Closing")
          --------------
shall be held contemporaneously with the closing of the Public Offering at the offices of Paul, Hastings, Janofsky & Walker, in Atlanta, Georgia, as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Sections 11, 12 and 13, unless the Parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

     3.2  Deliveries.  At the Closing,
          ----------

          (a) the Surviving Corporation shall deliver the respective Merger Consideration to the Holders who have complied with Section 2.12, with such Merger Consideration all registered in the names of the respective Holders, or their designees, and in due and proper form;

          (b) the Acquisition Company, Futronix and W&C shall consummate the Merger as provided in Section 2.10; and

          (c) the Parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Sections 11, 12 and 13 and such other items as may be reasonably requested.

4.   Representations and Warranties of the Futronix Companies.
     --------------------------------------------------------

     The Futronix Companies hereby represent and warrant to W&C as follows:

     4.1  Corporate Status.  Each Futronix Company is a corporation duly
          ----------------
organized, validly existing and in good standing under the laws under which it was organized and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each Futronix Company that have been delivered to W&C as of the date hereof are effective under applicable Laws and are current, correct and complete.

     4.2  Authorization.  Each Futronix Company has the requisite power and
          -------------
authority to own its Assets and to carry on its Business. Each Futronix Company has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by any Futronix Company have been duly authorized by all necessary corporate action, other than approval by the stockholders of Futronix. Each Transaction Document executed and delivered by any Futronix Company has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

     4.3  Consents and Approvals.  Except for any consents specified in the
          ----------------------
FUTRONIX DISCLOSURE SCHEDULE (the "Futronix Required Consents") and except for any approvals or filings required by the SEC and by state securities law agencies in connection with the Public Offering, neither the execution and delivery by any Futronix Company of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by any Futronix Company, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which any Futronix Company is subject, (b) the Charter Documents or bylaws of any Futronix Company or (c) any material Contract, Governmental Permit or other document to which any Futronix Company or any Futronix Stockholder Party is a party or by which the properties or other assets of any of them may be subject.

     4.4  Capitalization and Stock Ownership.
          ----------------------------------
     (a) The total authorized capital stock of the Company consists of (i) 15,000,000 shares of Company Common Stock, of which (a) no shares are issued and outstanding on the date hereof and (b) the Closing Common Shares and the Public Shares will be the only issued and outstanding shares as of the consummation of the Closing, (ii) 1,000,000 shares of Company Convertible Preferred Stock, of which (a) no shares are issued and outstanding on the date hereof and (b) 1,000,000 shares will be the only issued and outstanding shares as of the consummation of the Closing, and (iii) 1,000,000 shares of Common Series Preferred Stock, of which (a) no shares are issued and outstanding on the date hereof and (b) no shares will be issued and outstanding as of the consummation of the Closing. Except as contemplated by Section 8.11 of this Agreement and except for the rights under the Company Convertible Preferred Stock and the Company Warrants to be issued at the Closing, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Closing Common Shares, Public Shares and shares of Company Convertible Preferred Stock that will be issued and outstanding immediately following consummation of the Transactions at the Closing, and all of the shares of Company Common Stock issuable upon conversion or exercise of the Company Convertible Preferred Stock and the Company Warrants upon issuance in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and non-assessable. As of the Effective Time, the Form S-4 Registration Statement will be in effect in accordance with the Securities Act with respect to the shares of Company Common Stock to be issued as part of the Merger Consideration, and such shares will be issued in compliance with the Securities Act and the rules and regulations thereunder.

     (b) The total authorized capital stock of Futronix consists of (i) 5,000,000 shares of Futronix Class A Common Stock, of which 1,243,985 shares are issued and outstanding, (ii) 1,300,000 shares of Futronix Class B Common Stock, of which 344,250 shares are issued and outstanding, (iii) 1,000,000 shares of Futronix Class C Common Stock, of which 48,500 shares are issued and outstanding, (iv) 1,200,000 shares of Futronix Convertible Preferred Stock, of which 1,000,000 shares are issued and outstanding, (v) 2,500,000 shares of Futronix Nonconvertible Preferred Stock, of which 2,200,000 shares are issued and outstanding, and (vi) 3,000,000 shares of Futronix Series Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding. All such issued and outstanding amounts are the amounts issued and outstanding on the date hereof and also as of immediately prior to the Closing, except to the extent that securities may be issued and cancelled in connection with the exercise or conversion of currently outstanding Futronix Convertible Preferred Stock or Futronix Warrants. Except for the rights under the Futronix Class B Common Stock, the Futronix Convertible Preferred Stock and the Futronix Warrants, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Futronix. All of the shares of Futronix Common Stock and Futronix Preferred Stock are, and all of the shares of Futronix Common Stock issuable upon conversion or exercise of the Futronix Convertible Preferred Stock and the Futronix Warrants upon issuance in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and non-assessable. The FUTRONIX DISCLOSURE SCHEDULE lists all of the record owners of the Futronix Common Stock, the Futronix Preferred Stock and the Futronix Warrants.

     (c) The total authorized capital stock of the Acquisition Company consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Acquisition Company. All of such shares are duly and validly authorized and issued, fully paid and non-assessable. The Company owns all of such shares of the Acquisition Company.

     4.5  Financial Statements.  Futronix has delivered to W&C correct and
          --------------------
complete copies of unaudited monthly financial statements for Futronix consisting of a balance sheet as of the end of each month from January 1996 through May 1996 and the related statements of income and cash flows for the periods then ended. Futronix has also delivered to W&C correct and complete copies of financial statements consisting of a balance sheet of Futronix as of December 31, 1993, 1994 and 1995 and the related statements of income for the fiscal years then ended, which were audited by the firm of Weinstein Spira & Co., P.C. with respect to 1993 and 1994 and by the firm of Deloitte & Touche LLP with respect to 1995. All such unaudited and audited financial statements are referred to herein collectively as the "Futronix Pre-Signing Financial Statements." The unaudited financial statements of Futronix to be delivered in connection with any Initial Registration Statement are referred to herein as the "Futronix Post-Signing Financial Statements," and, together with the Futronix Pre-Signing Financial Statements, as the "Futronix Financial Statements." The Futronix Pre-Signing Financial Statements are, and the Futronix Post-Signing Financial Statements will be, consistent in all material respects with the books and records of Futronix, and there have not been or will not be any material transactions by or concerning Futronix that have not been or will not be recorded in the accounting records underlying such Financial Statements. The Futronix Pre-Signing Financial Statements have been, and the Futronix Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the Futronix Pre-Signing Financial Statements present, and the Futronix Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of Futronix as of the dates thereof, and the results of its operations for the periods then ended, subject in the case of unaudited Financial Statements to normal recurring year-end adjustments and the absence of notes. The balance sheet of Futronix as of March 31, 1996 that is included in the Financial Statements is referred to herein as the "Futronix Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

     4.6  No Company or Acquisition Company Assets, Liabilities or Business.
          -----------------------------------------------------------------
Except for any rights and Liabilities that the Company and the Acquisition Company may have with respect to this Agreement and the Company's ownership of the capital stock of the Acquisition Company, neither the Company nor the Acquisition Company has any Assets or Liabilities, nor has either the Company or the Acquisition Company conducted any Business other than in connection with the Transactions.

     4.7  Title to Assets and Related Matters.  Futronix has good and marketable
          -----------------------------------
title to, valid leasehold interests in or valid licenses to use, all of the Futronix Assets, free from any Encumbrances except those specified in the FUTRONIX DISCLOSURE SCHEDULE. The use of the Futronix Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Futronix Real Property and tangible personal property (other than Inventory) included in the Futronix Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

     4.8  Real Property.  The FUTRONIX DISCLOSURE SCHEDULE describes all real
          -------------
estate used in the operation of the Futronix Business as well as any other real estate that is in the possession of or leased by Futronix and the improvements (including buildings and other structures) located on such real estate (collectively, the "Futronix Real Property"), and lists any leases under which any such Futronix Real Property is possessed (the "Futronix Real Estate Leases"). Futronix does not have any ownership interest in any real property. The FUTRONIX DISCLOSURE SCHEDULE also describes any other real estate previously owned, leased or otherwise operated by Futronix or any predecessor thereof during the past 10 years and the time periods of any such ownership, lease or operation. All of the Futronix Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The Futronix Real Property complies with applicable zoning Laws. Futronix or the landlord of any Futronix Real Property leased by Futronix has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Futronix Real Property.

     4.9  Certain Personal Property.  The FUTRONIX DISCLOSURE SCHEDULE describes
          -------------------------
all items of tangible personal property that were included in the balance sheet of Futronix as of May 31, 1996. Except as specified in the FUTRONIX DISCLOSURE SCHEDULE and excluding purchases of Inventory in the ordinary course of business, since the Balance Sheet Date, Futronix has not acquired any items of tangible personal property that have a carrying value in excess of $25,000, or an aggregate carrying value in excess of $50,000. All of such personal property included in the FUTRONIX DISCLOSURE SCHEDULE is, and any such personal property acquired after the date hereof in accordance with Section 8.2 will be, usable in the ordinary course of business, and all such personal property included in the FUTRONIX DISCLOSURE SCHEDULE conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Futronix Non-Real Estate Leases, no Person other than Futronix owns any vehicles, equipment or other tangible assets located on the Futronix Real Property that are used in the Futronix Business or that are necessary for the operation of the Futronix Business.

     4.10 Non-Real Estate Leases.  The FUTRONIX DISCLOSURE SCHEDULE lists
          ----------------------
all assets and property (other than Futronix Real Property) that are possessed by Futronix under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $10,000 (each, an "Immaterial Lease"). The FUTRONIX DISCLOSURE SCHEDULE also lists the leases under which such assets and property listed in the FUTRONIX DISCLOSURE SCHEDULE are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Futronix Non-Real Estate Leases."

     4.11 Accounts Receivable.  The Accounts Receivable included in the
          -------------------
Futronix Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established, all of the Accounts Receivable included in the Futronix Assets are collectible within 90 days from the respective dates of sale. Futronix does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the Futronix Balance Sheet.

     4.12 Inventory.  The Inventory included in the Futronix Assets
          ---------
consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items except as described on the FUTRONIX DISCLOSURE SCHEDULE. Such Inventory is of such quality as may be required to satisfy applicable governmental quality control standards. All finished goods included in such Inventory are saleable as current inventories at the current price thereof in the ordinary course of business. Such Inventory is recorded in the Futronix Financial Statements at the lower of average cost or market value determined in accordance with GAAP, and except as set forth in the FUTRONIX DISCLOSURE SCHEDULE, no write-down of such Inventory has been made or should have been made pursuant to GAAP during the past two years. The FUTRONIX DISCLOSURE SCHEDULE lists the locations of all items of the Inventory.

     4.13 Liabilities.  Futronix does not have any Liabilities, except (a)
          -----------
as specified in the FUTRONIX DISCLOSURE SCHEDULE, (b) as contemplated by the Futronix Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the Futronix Business, or
(d) Liabilities under any Contracts included in the Futronix Assets that are specifically disclosed in the FUTRONIX DISCLOSURE SCHEDULE (or not required to be disclosed because of the term or amount involved) and that were not required under GAAP to have been specifically disclosed or reserved for on the Futronix Balance Sheet.

     4.14 Taxes.  Except as set forth in the FUTRONIX DISCLOSURE SCHEDULE,
          -----
Futronix has duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. All Taxes that Futronix has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Futronix for such payment. There are no proceedings or other actions, nor to the knowledge of Futronix is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to Futronix for any period for which returns have or should have been filed.

     4.15 Subsidiaries.  Futronix does not own, directly or indirectly, any
          ------------
interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

     4.16 Legal Proceedings and Compliance with Law.
          -----------------------------------------

     (a) Except as set forth in the FUTRONIX DISCLOSURE SCHEDULE, there is no Litigation that is pending or, to Futronix's knowledge, threatened against Futronix. There has been no Default under any Laws applicable to Futronix, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and Futronix has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to Futronix.

     (b) Without limiting the generality of Section 4.16(a), there has not been any Futronix Environmental Condition created by Futronix or any Affiliate of Futronix or, to the knowledge of Futronix, created by any other Person (i) at the premises at which the Futronix Business is currently conducted, (ii) at any property owned, leased or operated during the past 10 years by Futronix, any Person controlled by Futronix or any predecessor of any of them, or (iii) at any property at which wastes have been deposited or disposed during the past 10 years by or at the behest or direction of any of the foregoing, nor has Futronix received written notice of any such Futronix Environmental Condition. "Futronix Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, at or relating to any such property or premises that (i) requires abatement or correction under an Environmental Law,
(ii) gives rise to any material civil or criminal liability on the part of Futronix under an Environmental Law, or (iii) has created a public or private nuisance.

     (c) Futronix has delivered to W&C complete copies of any written reports, studies or assessments in the possession or control of Futronix that relate to any Futronix Environmental Condition and to the Futronix Business or any Futronix Assets.

     (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) Futronix has obtained and is in full compliance with all Governmental Permits, all of which are listed in the FUTRONIX DISCLOSURE SCHEDULE along with their respective expiration dates, that are required for the operation of the Futronix Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) Futronix has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To Futronix's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

     4.17 Contracts.
          ---------

     (a) The FUTRONIX DISCLOSURE SCHEDULE lists all Contracts of the following types to which Futronix is a party or by which it is bound, except for Minor
Contracts:

               (i) Contracts with any present or former stockholder, director, officer, employee, partner or consultant of Futronix or any Affiliate thereof.

              (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $25,000 in any individual case;

             (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case or with respect to any one supplier or other party;

              (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case;

               (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, stockholders or Affiliates of Futronix or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

              (vi)  Any Contracts under which any Encumbrances exist; and

             (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

     (b) The Contracts listed in the FUTRONIX DISCLOSURE SCHEDULE and the Contracts excluded from the FUTRONIX DISCLOSURE SCHEDULE based on the term or amount thereof (other than Minor Contracts) are referred to herein as the "Futronix Contracts." Futronix is not in Default under any Futronix Contracts (including any Futronix Real Estate Leases and Futronix Non-Real Estate Leases), which Default could result in a Liability on the part of Futronix in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. Futronix has not received any communication from, or given any communication to, any other party indicating that Futronix or such other party, as the case may be, is in Default under any Futronix Contract where such Default could have a Material Adverse Effect. To the knowledge of Futronix, none of the other parties in any such Futronix Contract is in Default thereunder.

     4.18 Insurance.  The FUTRONIX DISCLOSURE SCHEDULE lists all policies
          ---------
or binders of insurance held by or on behalf of Futronix, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by Futronix, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

     4.19 Intellectual Property and Confidential Information.
          --------------------------------------------------

     (a) Futronix does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the FUTRONIX DISCLOSURE SCHEDULE. Futronix either owns the entire right, title and interest in, to and under, or has a valid license to use all material Intellectual Property that has been used in the operation of the Futronix Business, in the ordinary course or otherwise. All of the Intellectual Property listed in the FUTRONIX DISCLOSURE SCHEDULE is owned by Futronix, free and clear of any Encumbrances, or used pursuant to an agreement that is described in the FUTRONIX DISCLOSURE SCHEDULE. Futronix has not infringed upon or unlawfully or wrongfully used any Intellectual Property rights owned or claimed by another Person. Futronix is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of Futronix and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.

     (b) To Futronix's knowledge, (i) none of its Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than Futronix or (B) otherwise to the detriment of Futronix, (ii) no employee or consultant of Futronix is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of Futronix, (iii) no employee or consultant of Futronix has used any other Person's trade secrets or other information that is confidential in the course of his or her work with respect to the Futronix Business, and (iv) no employee or consultant of Futronix is in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

     4.20 Employee Relations.  Futronix is not (a) a party to, involved in
          ------------------
or, to Futronix's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. Futronix has not experienced during the last three years any work stoppage. Futronix has delivered to W&C a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of Futronix whose cash compensation was for 1995 or is expected to be for 1996 at least $50,000.

     4.21 ERISA.
          -----

     (a) The FUTRONIX DISCLOSURE SCHEDULE contains a complete list of all Benefit Plans sponsored or maintained by Futronix or under which Futronix is obligated. Futronix has delivered to W&C (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the FUTRONIX DISCLOSURE SCHEDULE.

     (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered or requests for filing extensions have been timely made. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Futronix to any material penalty or tax imposed under the Code or ERISA.

     (c) Except as is set forth in the FUTRONIX DISCLOSURE SCHEDULE, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

     (d) Futronix does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Futronix does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans.

     (e) There are no pending or, to the knowledge of Futronix, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of Futronix or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Futronix, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of Futronix, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

     (f) Futronix has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

     (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in the FUTRONIX DISCLOSURE SCHEDULE, (i) each Welfare Plan for which contributions are claimed by Futronix as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code,
(iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the FUTRONIX DISCLOSURE SCHEDULE, no Benefit Plan provides any health, life or other welfare coverage to employees of Futronix beyond termination of their employment with Futronix by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

     4.22 Corporate Records.  The minute book of Futronix contains
          -----------------
complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record books of Futronix are complete, correct and current.

     4.23 Absence of Certain Changes.  Except as contemplated by this
          --------------------------
Agreement and as specified in the FUTRONIX DISCLOSURE SCHEDULE, since the Balance Sheet Date, Futronix has conducted the Futronix Business in the ordinary course and there has not been with respect to the Futronix Business:

          (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

          (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

          (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

          (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

          (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

          (f)    any payments to any Affiliate of Futronix.

     4.24 Previous Sales; Warranties.  Futronix has not breached any
          --------------------------
express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

     4.25 Customers and Suppliers.  Futronix has used its reasonable
          -----------------------
business efforts to maintain and currently maintains, good working relationships with all of its customers and suppliers. The FUTRONIX DISCLOSURE SCHEDULE contains a list of the names of each of the ten customers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume customers of products or services, or both, sold by Futronix, and the dollar volume of sales to such customers for the years ended December 31, 1993 and 1994. Except as specified in the FUTRONIX DISCLOSURE SCHEDULE, none of such customers has given Futronix notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with Futronix. The FUTRONIX DISCLOSURE SCHEDULE also contains a list of the names of each of the ten suppliers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume suppliers of products or services, or both, purchased by Futronix, and the dollar volume of purchases from such suppliers for the years ended December 31, 1993 and 1994. Except as specified in the FUTRONIX DISCLOSURE SCHEDULE, none of such suppliers has given Futronix notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with Futronix.

     4.26 Finder's Fees.  Except for compensation payable in connection
          -------------
with the Public Offering, no Person retained by Futronix is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     4.27 Additional Information.  The FUTRONIX DISCLOSURE SCHEDULE
          ----------------------
accurately lists the following:

          (a)    the names of all officers and directors of Futronix;

          (b) the names and addresses of every bank or other financial institution in which Futronix maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

          (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of Futronix;

          (d) the names of any Persons holding powers of attorney from Futronix and a summary statement of the terms thereof; and

          (e) all names under which Futronix has conducted any part of its Business or which it has otherwise used at any time during the past five years.

     4.28 Accuracy of Information. No representation or warranty by Futronix in
          -----------------------
any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of Futronix to W&C pursuant to any Transaction Document, including the Futronix Financial Statements, contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

5.   Representations and Warranties of W&C.
     -------------------------------------

     W&C hereby represents and warrants to Futronix and the Futronix Stockholders as follows:

     5.1  Corporate Status.  W&C is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of Georgia and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of W&C that have been delivered to Futronix as of the date hereof are effective under applicable Laws and are current, correct and complete.

     5.2  Authorization.  W&C has the requisite power and authority to own the
          -------------
W&C Assets and to carry on the W&C Business. W&C has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by W&C have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by W&C has been duly executed and delivered by W&C and constitutes a valid and binding obligation of W&C, enforceable against W&C in accordance with its terms.

     5.3  Consents and Approvals.  Except for any consents specified in the W&C
          ----------------------
DISCLOSURE SCHEDULE (the "W&C Required Consents"), neither the execution and delivery by W&C of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by W&C, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which W&C is subject,
(b) the Charter Documents or bylaws of W&C or (c) any material Contract, Governmental Permit or other document to which W&C or any W&C Individual is a party or by which the properties or other assets of any of them may be subject.

     5.4  Capitalization and Stock Ownership.  The total authorized capital
          ----------------------------------
stock of W&C consists of 500,000 shares of W&C Common Stock, of which 1,000 shares are issued and outstanding on the date hereof and also as of immediately prior to the Closing. Except for the W&C Options, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of W&C. All of the shares of W&C Common Stock are duly and validly authorized and issued, fully paid and non-assessable. The W&C DISCLOSURE SCHEDULE lists all of the record owners of the W&C Common Stock.

     5.5  Financial Statements.  W&C has delivered to Futronix correct and
          --------------------
complete copies of unaudited monthly financial statements for W&C consisting of a balance sheet as of the end of each month from January 1996 through May 1996 and the related statements of income and cash flows for the periods then ended. W&C has also delivered to Futronix correct and complete copies of financial statements consisting of a balance sheet of W&C as of December 31, 1993, 1994 and 1995 and the related statements of income for the fiscal years then ended, which were audited by the firm of Gross Collins Cress, P.C., independent public accountants. All such unaudited and audited financial statements are referred to herein collectively as the "W&C Pre-Signing Financial Statements." The unaudited financial statements of W&C to be delivered in connection with any Initial Registration Statement are referred to herein as the "W&C Post-Signing Financial Statements," and, together with the Pre-Signing Financial Statements, as the "W&C Financial Statements." The W&C Pre-Signing Financial Statements are, and the W&C Post-Signing Financial Statements will be, consistent in all material respects with the books and records of W&C, and there have not been or will not be any material transactions by or concerning W&C that have not been or will not be recorded in the accounting records underlying such Financial Statements. The W&C Pre-Signing Financial Statements have been, and the W&C Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the W&C Pre-Signing Financial Statements present, and the W&C Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of W&C as of the dates thereof, and the results of its operations for the periods then ended, subject in the case of unaudited Financial Statements to normal recurring year-end adjustments and the absence of notes. The balance sheet of W&C as of March 31, 1996 that is included in the W&C Financial Statements is referred to herein as the "W&C Balance Sheet."

     5.6  Title to Assets and Related Matters.  W&C has good and marketable
          -----------------------------------
title to, valid leasehold interests in or valid licenses to use, all of the W&C Assets, free from any Encumbrances except those specified in the W&C DISCLOSURE SCHEDULE. The use of the W&C Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All W&C Real Property and tangible personal property (other than Inventory) included in the W&C Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

     5.7  Real Property.  The W&C DISCLOSURE SCHEDULE describes all real
          -------------
estate used in the operation of the W&C Business as well as any other real estate that is in the possession of or leased by W&C and the improvements (including buildings and other structures) located on such real estate (collectively, the "W&C Real Property"), and lists any leases under which any such W&C Real Property is possessed (the "W&C Real Estate Leases"). W&C does not have any ownership interest in any real property. The W&C DISCLOSURE SCHEDULE also describes any other real estate previously owned, leased or otherwise operated by W&C or any predecessor thereof during the past 10 years and the time periods of any such ownership, lease or operation. All of the W&C Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The W&C Real Property complies with applicable zoning Laws. W&C or the landlord of any W&C Real Property leased by W&C has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the W&C Real Property.

     5.8  Certain Personal Property.  The W&C DISCLOSURE SCHEDULE describes all
          -------------------------
items of tangible personal property that were included in the balance sheet of W&C as of December 31, 1995. Except as specified in the W&C DISCLOSURE SCHEDULE and excluding purchases of Inventory in the ordinary course of business, since the Balance Sheet Date, W&C has not acquired any items of tangible personal property that have a carrying value in excess of $20,000, or an aggregate carrying value in excess of $90,000. All of such personal property included in the W&C DISCLOSURE SCHEDULE is, and any such personal property acquired after the date hereof in accordance with Section 9.2 will be, usable in the ordinary course of business, and all such personal property included in the W&C DISCLOSURE SCHEDULE conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the W&C Non-Real Estate Leases, no Person other than W&C owns any vehicles, equipment or other tangible assets located on the W&C Real Property that are used in the W&C Business or that are necessary for the operation of the W&C Business.

     5.9  Non-Real Estate Leases.  The W&C DISCLOSURE SCHEDULE lists all assets
          ----------------------
and property (other than W&C Real Property) that are possessed by W&C under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for Immaterial Leases. The W&C DISCLOSURE SCHEDULE also lists the leases under which such assets and property listed in the W&C DISCLOSURE SCHEDULE are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "W&C Non-Real Estate Leases."

     5.10 Accounts Receivable.  The Accounts Receivable included in the W&C
          -------------------
Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established and except as described in the W&C DISCLOSURE SCHEDULE, all of the Accounts Receivable included in the W&C Assets are collectible within 90 days from the respective dates of sale. W&C does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the W&C Balance Sheet.

     5.11 Inventory.  The Inventory included in the W&C Assets consists of
          ---------
items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items except as described on the W&C DISCLOSURE SCHEDULE. Such Inventory is of such quality as may be required to satisfy applicable governmental quality control standards. All finished goods included in such Inventory are saleable as current inventories at the current price thereof in the ordinary course of business. Such Inventory is recorded in the W&C Financial Statements at the lower of average cost or market determined in accordance with GAAP, and no write-down of such Inventory has been made or should have been made pursuant to GAAP during the past two years. The W&C DISCLOSURE SCHEDULE lists the locations of all items of the Inventory.

     5.12 Liabilities.  W&C does not have any Liabilities, except (a) as
          -----------
specified in the W&C DISCLOSURE SCHEDULE, (b) as contemplated by the W&C Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the W&C Business, or (d) Liabilities under any Contracts included in the W&C Assets that are specifically disclosed in the W&C DISCLOSURE SCHEDULE (or not required to be disclosed because of the term or amount involved) and that were not required under GAAP to have been specifically disclosed or reserved for on the W&C Balance Sheet.

     5.13 Taxes.  W&C has duly filed all returns for Taxes that are
          -----
required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. W&C has elected to qualify and has met the requirements of Subchapter S of the Code for qualification and treatment as an S corporation at all times since November 1, 1988. All Taxes that W&C has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by W&C for such payment. There are no proceedings or other actions, nor to the knowledge of W&C is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to W&C for any period for which returns have or should have been filed.

     5.14 Subsidiaries.  Except as set forth in the W&C Disclosure
          ------------
Schedule, W&C does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

     5.15 Legal Proceedings and Compliance with Law.
          -----------------------------------------

     (a) Except as set forth in the W&C DISCLOSURE SCHEDULE, there is no Litigation that is pending or, to W&C's knowledge, threatened against W&C. There has been no Default under any Laws applicable to W&C, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and W&C has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to W&C.

     (b) Without limiting the generality of Section 5.15(a), there has not been any W&C Environmental Condition created by W&C or any Affiliate of W&C or, to the knowledge of W&C, created by any other Person (i) at the premises at which the W&C Business is currently conducted, (ii) at any property owned, leased or operated during the past 10 years by W&C, any Person controlled by W&C or any predecessor of any of them, or (iii) at any property at which wastes have been deposited or disposed during the past 10 years by or at the behest or direction of any of the foregoing, nor has W&C received written notice of any such W&C Environmental Condition. "W&C Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, at or relating to any such property or premises that (i) requires abatement or correction under an Environmental Law, (ii) gives rise to any material civil or criminal liability on the part of W&C under an Environmental Law, or (iii) has created a public or private nuisance.

     (c) W&C has delivered to Futronix complete copies of any written reports, studies or assessments in the possession or control of W&C that relate to any W&C Environmental Condition and to the W&C Business or any W&C Assets.

     (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) W&C has obtained and is in full compliance with all Governmental Permits, all of which are listed in the W&C DISCLOSURE SCHEDULE along with their respective expiration dates, that are required for the operation of the W&C Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) W&C has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To W&C's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

     5.16 Contracts.
          ---------

     (a) The W&C DISCLOSURE SCHEDULE lists all Contracts of the following types to which W&C is a party or by which it is bound, except for Minor Contracts:

              (i) Contracts with any present or former stockholder, director, officer, employee, partner or consultant of W&C or any Affiliate thereof.

              (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $25,000 in any individual case;

              (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case or with respect to any one supplier or other party;

              (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case;

              (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, stockholders or Affiliates of W&C or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

              (vi) Any Contracts under which any Encumbrances exist; and

             (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

     (b) The Contracts listed in the W&C DISCLOSURE SCHEDULE and the Contracts excluded from the W&C DISCLOSURE SCHEDULE based on the term or amount thereof (other than Minor Contracts) are referred to herein as the "W&C Contracts." W&C is not in Default under any W&C Contracts (including any W&C Real Estate Leases and W&C Non-Real Estate Leases), which Default could result in a Liability on the part of W&C in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. W&C has not received any communication from, or given any communication to, any other party indicating that W&C or such other party, as the case may be, is in Default under any W&C Contract where such Default could have a Material Adverse Effect. To the knowledge of W&C, none of the other parties in any such W&C Contract is in Default thereunder.

     5.17 Insurance.  The W&C DISCLOSURE SCHEDULE lists all policies or
          ---------
binders of insurance held by or on behalf of W&C, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by W&C, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

     5.18 Intellectual Property and Confidential Information.
          --------------------------------------------------

     (a) W&C does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the W&C DISCLOSURE SCHEDULE. W&C either owns the entire right, title and interest in, to and under, or has a valid license to use all material Intellectual Property that has been used in the operation of the W&C Business, in the ordinary course or otherwise. All of the Intellectual Property listed in the W&C DISCLOSURE
SCHEDULE is owned by W&C, free and clear of any Encumbrances, or used pursuant to an agreement that is described in the W&C DISCLOSURE SCHEDULE. W&C has not infringed upon or unlawfully or wrongfully used any Intellectual Property rights owned or claimed by another Person. W&C is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of W&C and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.

     (b) To W&C's knowledge, (i) none of its Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than W&C or (B) otherwise to the detriment of W&C, (ii) no employee or consultant of W&C is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of W&C, (iii) no employee or consultant of W&C has used any other Person's trade secrets or other information that is confidential in the course of his or her work with respect to the W&C Business, and (iv) no employee or consultant of W&C is in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

     5.19 Employee Relations.  W&C is not (a) a party to, involved in or,
          ------------------
to W&C's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. W&C has not experienced during the last three years any work stoppage. W&C has delivered to Futronix a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of W&C whose cash compensation was for 1995 or is expected to be for 1996 at least $50,000.

     5.20 ERISA.
          -----

     (a) The W&C DISCLOSURE SCHEDULE contains a complete list of all Benefit Plans sponsored or maintained by W&C or under which W&C is obligated. W&C has delivered to Futronix (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the W&C DISCLOSURE SCHEDULE.

     (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any

"prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject W&C to any material penalty or tax imposed under the Code or ERISA.

     (c) Except as is set forth in the W&C DISCLOSURE SCHEDULE, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

     (d) W&C does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). W&C does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans.

     (e) There are no pending or, to the knowledge of W&C, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of W&C or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of W&C, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of W&C, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC.

     (f) W&C has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

     (g) With respect to any such Benefit Plan that is a Welfare Plan and except as specified in the W&C DISCLOSURE SCHEDULE, (i) each Welfare Plan for which contributions are claimed by W&C as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and
(iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the W&C DISCLOSURE SCHEDULE, no Benefit Plan provides any health, life or other welfare coverage to employees of W&C beyond termination of their employment with W&C by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

     5.21 Corporate Records.  The minute book of W&C contains complete,
          -----------------
correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and sole stockholder. The stock record books of W&C are complete, correct and current.

     5.22 Absence of Certain Changes.  Except as contemplated by this
          --------------------------
Agreement and as specified in the W&C DISCLOSURE SCHEDULE, since the Balance Sheet Date, W&C has conducted the W&C Business in the ordinary course and there has not been with respect to the W&C Business:

          (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

          (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

          (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

          (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

          (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

          (f)    any payments to any Affiliate of W&C.

     5.23 Previous Sales; Warranties.  W&C has not breached any express or
          --------------------------
implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

     5.24 Customers and Suppliers.  W&C has used its reasonable business
          -----------------------
efforts to maintain and currently maintains, good working relationships with all of its customers and suppliers. The W&C DISCLOSURE SCHEDULE contains a list of the names of each of the ten customers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume customers of products or services, or both, sold by W&C, and the dollar volume of sales to such customers for the years ended December 31, 1993 and 1994. Except as specified in the W&C DISCLOSURE SCHEDULE, none of such customers has given W&C notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with W&C. The W&C DISCLOSURE SCHEDULE also contains a list of the names of each of the ten suppliers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume suppliers of products or services, or both, purchased by W&C. Except as specified in the W&C DISCLOSURE SCHEDULE, none of such suppliers has given W&C notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with W&C.

     5.25 Finder's Fees.  No Person retained by W&C is or will be entitled
          -------------
to any commission or finder's or similar fee in connection with the Transactions.

     5.26 Additional Information.  The W&C DISCLOSURE SCHEDULE accurately
          ----------------------
lists the following:

          (a)    the names of all officers and directors of W&C;

          (b) the names and addresses of every bank or other financial institution in which W&C maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

          (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of W&C;

          (d) the names of any Persons holding powers of attorney from W&C and a summary statement of the terms thereof; and

          (e) all names under which W&C has conducted any part of its Business or which it has otherwise used at any time during the past five years.

     5.27 Accuracy of Information.  No representation or warranty by W&C in
          -----------------------
any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of W&C to Futronix pursuant to any Transaction Document, including the W&C Financial Statements, contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

6.   Representations and Warranties of Bruno and the Futronix Stockholder
     --------------------------------------------------------------------
Parties.
- -------

     Bruno and each Futronix Stockholder Party (each a "Representing Party") hereby represents and warrants, with respect to himself, herself or itself only, to the other Parties as follows:

     6.1  Authorization.  In the case of any Representing Party that is not a
          -------------
natural person, such Representing Party has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it, and such execution, delivery and performance by such Representing Party (if applicable) have been duly authorized by all necessary corporate, partnership or trust action. Each Transaction Document executed and delivered by the Representing Party has been duly executed and delivered by such Representing Party and constitutes a valid and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms.

     6.2  Consents and Approvals.  Neither the execution and delivery by the
          ----------------------
Representing Party of the Transaction Documents to which it is a party, nor the performance of the Transactions by such Representing Party, require any filing, consent or approval or constitute a Default under (a) any Law or Court Order to which such Representing Party is subject, (b) in the case of any Representing Party that is not a natural person, the Charter Documents or any bylaws of such Representing Party or (c) any material Contract, Governmental Permit or other document to which the Representing Party is a party or by which the properties or other assets of such Representing Party may be subject.

     6.3  Stock Ownership.  In the case of each Representing Party other than
          ---------------
Bruno, the Representing Party owns all of the Futronix Securities specified for such Representing Party in Exhibit "A", free and clear of any Encumbrances. Bruno owns 1,000 shares of W&C Common Stock, which constitute all of the issued and outstanding shares of capital stock of W&C, free and clear of any Encumbrances other than the W&C Options.

     6.4  Finder's Fees.  No Person retained by such Representing Party is or
          -------------
will be entitled to any commission or finder's or similar fee in connection with the Transactions.

7.   Covenants Related to Public Offering and Registration of Shares.
     ---------------------------------------------------------------

     7.1  Initial Registration Statements.
          -------------------------------

     (a) Futronix will, and will cause the Company to, prepare and file with the SEC as soon as reasonably practicable after the date hereof a registration statement on Form S-1 under the Securities Act for purposes of registering shares of Company Common Stock for sale pursuant to an underwritten public offering that results in the Company Common Stock being included for quotation on the Nasdaq National Market (the "Public Offering"). Such registration statement and any amendments or supplements thereto are referred to herein as the "Form S-1 Registration Statement." In addition, Futronix will, and will cause the Company to, prepare and file with the SEC as soon as reasonably practicable after the date hereof (i) a registration statement on Form S-4 under the Securities Act for purposes of registering the Closing Common Shares to be issued in the Merger under Section 2 and (ii) a joint proxy statement to be distributed by Futronix and W&C in connection with the Futronix Special Meeting and the W&C Consent (the "Joint Proxy Statement"). Such registration statement on Form S-4 and any amendments or supplements thereto are referred to herein as the "Form S-4 Registration Statement" and, together with the Form S-1 Registration Statement, as the "Initial Registration Statements." Futronix will, and will cause the Company to use, commercially reasonable efforts to have the Initial Registration Statements declared effective under the Securities Act as promptly as practicable after such filings, and W&C shall use commercially reasonable efforts to cooperate with Futronix and the Company to cause the Initial

Registration Statements to be declared effective. Futronix, the Company, the Acquisition Company and W&C (the "Corporate Parties") shall also take such action as may be reasonably required to cause the shares covered by the Initial Registration Statements to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. In connection with the foregoing, W&C will furnish to Futronix and the Company all information concerning W&C as Futronix or its counsel may reasonably request that is required or customary for inclusion in the Initial Registration Statements. Without the prior written consent of W&C, however, Futronix shall not permit the Company to enter into an underwriting agreement with respect to the Public Offering unless the product of 2,251,938 multiplied by the proposed price to the public in such underwriting agreement is at least $15 million.

     (b) Futronix and the Company each covenant that each Initial Registration Statement (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC and at all times after it becomes effective under the Securities Act and until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of any Initial Registration Statement; provided, however, that no representation, covenant or agreement is made by Futronix or the Company with respect to information supplied by or on behalf of W&C for inclusion in any Initial Registration Statement.

     (c) W&C covenants that each Initial Registration Statement as it relates to W&C (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and
(ii) will not at the time such document is filed with the SEC and at all times after it becomes effective under the Securities Act and until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of any Initial Registration Statement.

     (d) The Company and Futronix shall cause to be delivered to W&C a letter of Deloitte & Touche LLP, and W&C shall cause to be delivered to the Company and Futronix, a letter of Gross Collins Cress, P.C., dated the date of the Initial Registration Statements, and addressed to such other Corporate Parties, in form and substance reasonably satisfactory to such other Corporate Parties (with such changes to which such other Corporate Parties shall consent, it being understood that such consent shall not be unreasonably withheld) to the effect that:

          (i) they are independent certified public accountants within the meaning of the Securities Act, including the applicable published regulations thereunder;

          (ii) the financial statements of the applicable Corporate Party certified by them and included in the Initial Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act, including the published regulations thereunder; and

          (iii) they have carried out procedures to a specified date not more than three business days prior to the effective date of any Initial Registration Statement that do not constitute an audit in accordance with GAAP of the financial statements of the applicable Corporate Party, as follows: (A) read the unaudited financial statements of the applicable Corporate Party included in any Initial Registration Statement, (B) read the unaudited financial statements of the applicable Corporate Party for the period from the date of the most recent financial statements included in any Initial Registration Statement through the date of the latest available interim financial statements, (C) read the minutes of the meetings of stockholders and Boards of Directors of the applicable Corporate Party from the date of the most recent financial statements of the applicable Corporate Party included in any Initial Registration Statement to such date not more than three business days prior to the effective date of such Initial Registration Statement and (D) consulted with certain officers of the applicable Corporate Party responsible for financial and accounting matters as to whether any of the changes or decreases referred to below has occurred, and based on such procedures, nothing has come to their attention which would cause them to believe that
     (1) any unaudited financial statements of the applicable Corporate Party included in any Initial Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and of the published regulations thereunder; (2) such unaudited financial statements are not fairly presented in conformity with GAAP (except as permitted by Form 10-Q promulgated by the SEC) applied on a basis substantially consistent with that of the audited financial statements of the applicable Corporate Party included in any Initial Registration Statement; (3) as of such date not more than five business days prior to the effective date of any Initial Registration Statement, there was not, except as set forth in such letter, any (a) change in capital stock, treasury stock or long-term debt of the applicable Corporate Party, or (b) any decrease in capital in excess of par value, retained earnings, net assets, net current assets or investments of the applicable Corporate Party, in each case as compared with the amounts shown in the most recent balance sheet of the applicable Corporate Party included in such Initial Registration Statement; or (4) for the period from the date of such balance sheet to the end of the month immediately preceding the effective date of any Initial Registration Statement, there were not, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in revenues or in the total or per share amounts of income before extraordinary items, income before income taxes or net income of the applicable Corporate Party.

     7.2  Nasdaq National Market.  Futronix will, and will cause the Company to,
          ----------------------
prepare and file an application with the National Association of Securities Dealers, Inc. to list on the Nasdaq National Market the Closing Common Shares and the Public Shares effective as of the Closing Date and will use commercially reasonable efforts to cause such application to be approved by the Closing Date.

     7.3  Use of Proceeds.  Futronix and the Company each covenant that, subject
          ---------------
to the agreement of the underwriter or underwriters for the Public Offering, the net proceeds of the Public Offering shall be used to repay at the Closing all principal and interest outstanding at the Closing under the 7% Subordinated Promissory Notes issued by Futronix, to repay outstanding borrowings from financial institutions and for working capital.

     7.4  Escrow of Closing Documents.  The Company shall give each of the other
          ---------------------------
Parties hereto (each, an "Other Party") at least five days' notice of the date on which the Company expects to enter into an underwriting agreement with respect to the Public Offering. Each Party to the extent practical shall deliver to the Company on or before such execution date all of the respective Securityholder Documents to be delivered under Section 2.12 (in the case of each Futronix Stockholder Party and Bruno) and the other documents to be delivered by such Party at the Closing pursuant to Sections 11, 12 and 13 or any other provision hereof (the "Closing Documents"), all of which shall be duly executed but undated as of such delivery. Each such other Party hereby authorizes the Company to hold its respective Closing Documents in escrow pending the Closing and to date and deliver such Closing Documents at the Closing on behalf of such other Party if the respective conditions applicable to such other Party in Sections 11, 12 and 13 have been satisfied or waived in accordance with the terms hereof.

     7.5  Changes in Capitalization.  Notwithstanding the other provisions
          -------------------------
hereof, in connection with the Public Offering, the Company may amend its Charter Documents to change its authorized capital and may change the exchange ratios specified in Section 2 so long as the Company makes the corresponding changes contemplated by this Section 7.5. The Company may change the exchange ratios specified in Section 2.6 for the purpose of issuing Company Securities in exchange for the Futronix Securities if the Company makes a corresponding proportionate adjustment to the exchange ratio specified in Section 2.7 for the purpose of issuing Company Common Stock in exchange for the W&C Common Stock. The securities issued pursuant to any such change shall be rounded to the nearest whole share. As part of any such change, the Company shall make proportionate corresponding changes to the conversion rate for the Company Convertible Preferred Stock and the exercise price for the Company Warrants to be issued in exchange for the Futronix Securities under Section 2.6. In addition, upon any such change in the exchange ratios, the other share amounts specified herein for the Company Common Stock as of the Closing shall also be changed, including the share amounts for the New Option Plan, the options to be granted by Bruno under Section 9.7 and the Value Appreciation Bonus, so that such share amounts bear the same respective ratios to the total shares of Company Common Stock outstanding as of the Closing.

     7.6  Secondary Registration Statement.
          --------------------------------

          (a) The Company shall file a Registration Statement on Form S-1, pursuant to Rule 415, under the Securities Act (the "Resale Form S-1") for purposes of registering for resale from time to time through market or private sales all the shares of Company Common Stock issued to Bruno under Section 2.7, including the shares of Bruno's Company Common Stock issuable to Monahan and Scott pursuant to the W&C Options, and all of the shares of Company Common Stock to be issued to Monahan in connection with the Value Appreciation Bonus (collectively, the "Registered Shares"). The Company shall take such actions as are commercially reasonably required to permit Bruno, Monahan and Scott (the "Registered Holders") to sell during the Applicable Registration Period (defined below) the Registered Shares pursuant to such registration statement or any Form S-3 registration statement that the Company may file as a replacement to the Resale Form S-1 registration statement. The Resale Form S-1, any such replacement Form S-3 registration statement and any amendments or supplements thereto are referred to herein as the "Secondary Registration Statement." The "Applicable Registration Period" means (i) with respect to Bruno, the period beginning with the effective date of the Resale Form S-1 and ending with the second anniversary of the Closing Date and (ii) with respect to Monahan and Scott, a period of four years. The Company shall use commercially reasonable efforts to publish preliminary financial results for its 1996 fiscal year and to have the Secondary Registration Statement declared effective under the Securities Act by February 15, 1997. Notwithstanding the effective date of the Secondary Registration Statement, none of the Registered Holders shall be able to sell any Registered Shares prior to the expiration of any "lockup" period applicable to such Registered Holders pursuant to the underwriting agreement for the Public Offering (the "Applicable Lockup Period"), nor shall any Registered Holder be able to sell any Registered Shares until Deloitte & Touche LLP shall have confirmed to the Company that any proposed sale would not adversely affect the treatment of the Merger hereunder as a "pooling" under GAAP. In negotiating arrangements with the underwriter or underwriters for the Public Offering, Futronix will not, and will cause the Company not to, enter into any arrangements that provide for an Applicable Lockup Period of more than 180 days in the case of Monahan and Scott and the period from the effective date of the Form S-1 Registration Statement through February 15, 1997 in the case of Bruno, and each of the Registered Holders shall enter into such reasonable arrangements as may be required under any such underwriting agreement in order to confirm their agreement to such Applicable Lockup Periods.

          (b) After Bruno and Monahan shall have sold Registered Shares under the Secondary Registration Statement with an aggregate value of $3 million (allocated between them as they shall mutually agree), neither of them shall thereafter sell any Registered Shares under the Secondary Registration Statement in an amount greater than each such Registered Holder could sell from time to time under Rule 144 promulgated under the Securities Act or any similar rule that may be adopted by the SEC.

          (c) In order to fulfill its covenant to maintain the effectiveness of the Secondary Registration Statement during the Applicable Registration Period, at any time that the Secondary Registration Statement would require updating prior to its use to include additional financial information of the Company in accordance with the rules and regulations of the SEC, the Company shall promptly prepare and file a post-effective amendment to the Secondary Registration Statement (or take such other action as is permissible under the rules and regulations of the SEC for the updating of registration statements) for the purpose of including such additional financial information, and thereafter shall use commercially reasonable efforts to cause such post-effective amendment to promptly become effective. Further, if any Registered Holder proposes to sell any

Registered Shares pursuant to the Secondary Registration Statement, such Registered Holder shall notify the Company of his or her intent to do so at least three business days prior to such sale, and the provision of such notice to the Company shall be deemed to establish an agreement by such Registered Holder to comply with the registration provisions contained herein. Such notice shall also be deemed a representation that any information previously supplied by such Registered Holder for inclusion in the Secondary Registration Statement is accurate as of the date of such notice. Within such three-day period, the Company shall notify such Registered Holder whether the Secondary Registration Statement must be updated prior to its use to comply with the rules and regulations of the SEC. If such updating is required, the Company shall promptly prepare and file a post-effective amendment to the Secondary Registration Statement (or take such other action as is permissible under the rules and regulations of the SEC) to incorporate the required additional information and thereafter shall use commercially reasonable efforts to cause such post-effective amendment to promptly become effective; provided, however, that upon receipt of notice from a Registered Holder of its desire to sell Registered Shares pursuant to the Secondary Registration Statement, the Company may suspend the use of the Secondary Registration Statement if (i) in the opinion of counsel for the Company, the Company would thereby be required to disclose information relating to pending corporate developments or business transactions involving the Company or its subsidiaries not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure at such time could have a Material Adverse Effect on the Company or any such corporate development or business transaction contemplated by the Company or its subsidiaries. If notice of suspension of the Secondary Registration Statement is provided pursuant to this Section 7.6(c), the Company shall use commercially reasonable efforts to permit sales of Registered Shares pursuant to the Secondary Registration Statement as soon thereafter as practicable; provided, however, that the foregoing shall not require the Company to alter its actions with respect to any pending corporate developments or business transactions of the nature described above. Notwithstanding the foregoing, the period during which the Company shall be able to bar a Registered Holder's sale of Registered Shares hereunder shall not exceed 30 consecutive days.

          (d)    The Company covenants that the Secondary Registration Statement
(i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Secondary Registration Statement; provided, however, that no representation, covenant or agreement is made by the Company with respect to information supplied by or on behalf of any Registered Holder for inclusion in the Secondary Registration Statement. As a condition to the effectiveness of the Secondary Registration Statement, each Registered Holder shall have confirmed to the Company that none of the respective information related to him or her in the Secondary Registration Statement contains an untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing with the SEC of the Secondary Registration Statement.

          (e) The Company shall use commercially reasonable efforts to effect the listing of the Registered Shares on the principal securities exchange or trading system on which the Company Common Stock is then traded. If the Company Common Stock is listed on a national securities exchange as described in Rule 153 under the Securities Act, the Company will keep on file with such exchange such number of copies of the prospectus relating to the Registered Shares as is required to comply with Rule 153. If the Company Common Stock is not so listed, the Company will provide to each Registered Holder at any time resales are to be effected such number of copies of such prospectus as are reasonably requested by such Registered Holder for delivery in accordance with the prospectus delivery requirements of the Securities Act.

8.   Covenants of the Company, Futronix and the Futronix Stockholder Parties.
     -----------------------------------------------------------------------

     8.1  Fulfillment of Closing Conditions.  At and prior to the Closing,
          ---------------------------------
Futronix shall use commercially reasonable efforts to fulfill, and to cause the Company to fulfill, the conditions specified in Sections 11 and 13 to the extent that the fulfillment of such conditions is within its control, except that Futronix shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of the Company or Futronix or to fulfill any of such conditions. In connection with the foregoing, Futronix will, and will cause the Company to, (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 13, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Futronix Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. Futronix shall give W&C prompt written notice of any event or development that occurs or fails to occur (and that is known to Futronix) that gives Futronix reason to believe that the conditions set forth in Sections 11 and 13 will not be satisfied prior to the Termination Date.

     8.2  Conduct of the Business.  Futronix shall not, and shall cause the
          -----------------------
Company, not to, do any of the following prior to the Closing unless waived by W&C in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; issue (other than upon the exercise or conversion of existing rights) additional shares of or split, combine or reclassify its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the executory obligation on the part of Futronix in any such individual case is less than $100,000; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; or make any capital expenditure involving in any individual case more than $100,000; provided, however, that Futronix may change the compensation arrangements for its executive officers, which changes have been agreed to by Futronix and such officers prior to the date hereof and which have been disclosed to W&C in writing prior to the date hereof. Nothing contained in this Agreement shall give W&C, directly or indirectly, the right to control or direct Futronix's operations.

     8.3  Access to Information.  Futronix shall, and shall cause the Company
          ---------------------
to, give W&C and its representatives (including W&C's accountants, counsel and employees, each, a "W&C Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of Futronix and the Company. Futronix shall cause its officers and employees, and the officers and employees of the Company, to furnish to W&C all documents, records and information (and copies thereof) as W&C may reasonably request.

     8.4  No Solicitation.  From and after the date hereof, Futronix, without
          ---------------
the prior written consent of W&C, will not, and will not authorize or permit any of the Futronix Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Futronix shall notify W&C orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep W&C informed of the status and details of any such inquiry, offer or proposal, and shall give W&C five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, (i) Futronix, in the case of this Section 8.4, and (ii) W&C, in the case of Section 9.4.

     8.5  Futronix Special Meeting.  In connection with the Futronix Special
          ------------------------
Meeting, Futronix shall (a) deliver to its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting (or action by written consent), (b) use all reasonable efforts to obtain the necessary approvals by its stockholders of the Merger and this Agreement and
(c) otherwise comply with all legal requirements applicable to such meeting (or action by written consent).

     8.6  Rule 145 Affiliates.  Prior to the Closing, Futronix shall identify in
          -------------------
a letter to the Company all Persons who might, at the time of the Futronix Special Meeting, be deemed to be "affiliates" of the Company for the purposes of Rule 145 under the Securities Act (the "Securities Act Affiliates"). Futronix shall use its best efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate.

     8.7  Appointment of Directors and Officers.  At the Effective Time,
          -------------------------------------
Futronix shall cause the Boards of Directors of the Company and of the Surviving Corporation each to (a) expand its size to a total of six members, (b) appoint the following Persons to fill the newly-created positions: Bruno, a Person designated by Bruno who is not an employee of any Corporate Party and one other Person who is approved by the other members of such Boards of Directors and (c) remove any officers of the applicable Corporate Party who have not resigned and to appoint the following Persons to the respective offices of the applicable Corporate Party: Barbara M. Henagan--Chairman of the Board; Hunt--President and Chief Operating Officer; Bruno--Vice Chairman of the Board and Monahan--Chief Financial Officer and Secretary.

     8.8  Value Appreciation Bonus.  The Company shall pay to Monahan the Value
          ------------------------
Appreciation Bonus pursuant to the terms and conditions of the Monahan
Agreement.

     8.9  Employment Agreements.  The Company and the Surviving Corporation
          ---------------------
shall enter into Employment Agreements at the Closing with each of Bruno, Hunt and Monahan in the respective forms of such agreements attached hereto as Exhibits "B," "C" and "D" (the "Employment Agreements"). Hunt shall enter into such respective Employment Agreement at the Closing with the Company and the Surviving Corporation.

     8.10 Registration Rights.  The Company and the Futronix Stockholder
          -------------------
Parties shall enter into a Registration Rights Agreement with Bruno, Monahan and Scott in the form of such agreement attached hereto as Exhibit "E" (the "Registration Rights Agreement").

     8.11 Stock Option Plan. The Company will adopt an employee stock option
          -----------------
plan (the "New Option Plan") substantially identical to the stock option plan maintained by Futronix on the date hereof. The Company will grant options as of the Closing Date at the IPO Price and for the respective shares specified in the FUTRONIX DISCLOSURE SCHEDULE and in the W&C DISCLOSURE SCHEDULE.

     8.12 Release of Indebtedness Guarantee.  As promptly as practicable
          ----------------------------------
after the Closing, the Company and the Surviving Corporation will take such actions as are necessary to release Bruno and Monahan from their personal guarantees of any indebtedness of W&C that exists on the Closing Date.

     8.13 Expenses.  Futronix, the Surviving Corporation or the Company
          --------
shall pay all of the legal, accounting and other expenses incurred by Futronix or the Company in connection with the Transactions, including the following: fees and other costs payable with respect to the Initial Registration Statements and the Secondary Registration Statement (including printing); fees and expenses of Deloitte & Touche LLP for work related to the Company or Futronix; fees and expenses of legal counsel to the Company and Futronix; fees of the Company's transfer agent; fees related to listing the Company Common Stock on securities markets; travel expenses of representatives of Futronix or the Company in connection with meetings with potential investors and analysts; and all amounts payable to the underwriters in connection with the Public Offering, except for any underwriting discounts applicable to the sale of any shares by any stockholders of the Company.

     8.14 Related Parties.  Futronix shall cause the Company to perform its
          ---------------
obligations hereunder and under any other Transaction Document, and the Futronix Stockholder Parties, to the extent that they have the power to do so, shall cause Futronix to perform its obligations hereunder and under any other Transaction Document.

     8.15 Continuation of Certain Employment Arrangements after Merger.
          ------------------------------------------------------------
The Surviving Corporation shall not, for a period of one year after the Merger or such other period as the Parties may agree in writing, terminate, reassign or reduce the compensation of those employees of W&C listed in the W&C DISCLOSURE SCHEDULE, without the prior consent of Hunt and Bruno.

     8.16 Termination of Futronix Shareholders Agreement.  The Futronix
          ----------------------------------------------
Stockholder Parties hereby terminate the Futronix Shareholders Agreement as of the Effective Time and confirm their consent to the Transactions for purposes of the Futronix Shareholders Agreement.

9.   Covenants of W&C and Bruno.
     --------------------------

     9.1  Fulfillment of Closing Conditions.  At and prior to the Closing, W&C
          ---------------------------------
shall use commercially reasonable efforts to fulfill the conditions specified in Sections 11 and 12 to the extent that the fulfillment of such conditions is within its control, except that W&C shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of W&C or to fulfill any of such conditions. In connection with the foregoing, W&C will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 12, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any W&C Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. W&C shall give Futronix prompt written notice of any event or development that occurs or fails to occur (and that is known to W&C) that gives W&C reason to believe that the conditions set forth in Sections 11 and 12 will not be satisfied prior to the Termination Date.

     9.2  Conduct of the Business.  W&C shall not do any of the following prior
          -----------------------
to the Closing unless waived by Futronix in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; issue (other than upon the exercise or conversion of existing rights) additional shares of or split, combine or reclassify its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the executory obligation on the part of W&C in any such individual case is less than $100,000; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; or make any capital expenditure involving in any individual case more than $100,000. Nothing contained in this Agreement shall give the Company or Futronix, directly or indirectly, the right to control or direct W&C's operations prior to the Effective Time.

     9.3  Access to Information.  W&C shall give Futronix and its
          ---------------------
representatives (including Futronix's accountants, counsel and employees, each, a "Futronix Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of W&C. W&C shall cause its officers and employees to furnish to Futronix all documents, records and information (and copies thereof) as Futronix may reasonably request.

     9.4  No Solicitation.  From and after the date hereof, W&C, without the
          ---------------
prior written consent of Futronix, will not, and will not authorize or permit any of the W&C Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. W&C shall notify Futronix orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Futronix informed of the status and details of any such inquiry, offer or proposal, and shall give Futronix five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

     9.5  W&C Consent.  In connection with the W&C Consent, W&C shall (a)
          -----------
deliver to its stockholder as promptly as practicable the Joint Proxy Statement and all other materials that may be required for the W&C Consent, (b) use all reasonable efforts to obtain the necessary approvals by its stockholder of the Merger and this Agreement and (c) otherwise comply with all legal requirements applicable to such consent.

     9.6  Rule 145 Affiliates.  Prior to the Closing, W&C shall identify in a
          -------------------
letter to the Company all Persons who might, at the time of the W&C Consent, be deemed to be Securities Act Affiliates. W&C shall use its best efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate.

     9.7  New Bruno Options.  Bruno shall grant to each of Monahan and Scott at
          -----------------
the Closing an option to purchase from Bruno shares of Company Common Stock issuable to Bruno under Section 2.7 in the form of the Option Agreement agreed to by Bruno, Monahan and Scott on the date hereof, which Option Agreement provides for (a) in the case of Monahan, the option to purchase 337,790 shares of Company Common Stock, (b) in the case of Scott, the option to purchase 56,299 shares of Company Common Stock and (c) in the case of Monahan and Scott, the cancellation of their respective W&C Options.

     9.8  Employment Agreements.   Bruno shall enter into an Employment
          ---------------------
Agreement at the Closing with the Company and the Surviving Corporation in the form of such agreement attached hereto as Exhibit "B."

     9.9  Registration Rights.  Bruno shall enter into the Registration Rights
          -------------------
Agreement at the Closing with the Company and the Futronix Stockholder Parties.

     9.10 [INTENTIONALLY OMITTED.]

     9.11 Expenses.  W&C (or the Surviving Corporation if the Merger
          --------
becomes effective) shall pay all of the legal, accounting and other expenses incurred by W&C in connection with the Transactions, including the following: fees and other costs payable with respect to providing information for inclusion in the Initial Registration Statements; fees and expenses of Gross Collins Cress, P.C. for work related to W&C; fees and expenses of legal counsel to W&C; and travel expenses of representatives of W&C in connection with meetings with potential investors and analysts.

     9.12 Related Parties.  Bruno shall cause W&C to perform its
          ---------------
obligations hereunder and under any other Transaction Document.

     9.13 Assets Transfer and Stockholder Loan.  In addition to the amounts
          ------------------------------------
to be included in the Bruno Note pursuant to the provisions of Sections 10.2 and 10.5, the principal amount thereunder shall additionally include the book value of the assets transferred to Bruno by W&C prior to the Closing Date as reflected in the W&C Disclosure Schedule and the $10,000 loan made by W&C to Bruno prior to the date of this Agreement with a repayment date subsequent to the Closing. If the Bruno Note shall not have been issued pursuant to the provisions of
Section 10.2 or 10.5, then Bruno shall issue a note to the Surviving Corporation in a principal amount equal to the book value of such assets plus the amount of such loan, which note shall have the terms specified for the Bruno Note in
Section 10.2.

10.  Payment of Subchapter S Liabilities.
     -----------------------------------

     10.1 1996 Tax Liabilities.  Notwithstanding any other provision of
          --------------------
this Agreement, during the Interim Period (defined below), W&C may distribute to Bruno an amount equal to the aggregate liabilities of Bruno, as the sole stockholder of W&C, for federal and state income taxes (other than any interest or penalties) with respect to the Subchapter S Income (defined below) for the Interim Period (the "1996 Tax Liabilities"). The aggregate amount of the 1996 Tax Liabilities distributed by W&C to Bruno during the Interim Period is referred to herein as the "Prior 1996 Tax Distributions." For the purposes of this obligation, Bruno shall be deemed to be taxed at the maximum federal and state income tax rates for Georgia residents. The remainder of any payments due to or from Bruno with respect to the 1996 Tax Liabilities shall be paid in accordance with Section 10.5 below.

     10.2 1996 Income Distributions.  Notwithstanding any other provision
          -------------------------
of this Agreement, W&C may distribute to Bruno an amount equal to 25% of the net income of W&C determined in accordance with GAAP (the "Allowed Distribution Amount") during the Interim Period (the "1996 Income Distributions"). If, during the period from January 1, 1996 through the date hereof (the "Pre-Signing Period"), W&C shall have made distributions to Bruno (other than amounts distributed by W&C to Bruno with respect to 1996 Tax Liabilities, distributions made for the sole purpose of reimbursing Bruno for tax liabilities attributable to Subchapter S Income for W&C's fiscal years ended December 31, 1993 and 1995 or amounts paid to Bruno as wages and compensation with respect to Bruno's role as an employee) (the "Income Distributions") that in the aggregate exceed the Allowed Distribution Amount for the Pre-Signing Period (the "Excess Distribution Amount"), W&C shall not make any further Income Distributions to Bruno prior to the Closing Date except as otherwise permitted hereunder. During the period from the date immediately following the date hereof through the Closing Date (the "Post-Signing Period"), on the tenth business day following the end of each month during the Post-Signing Period, W&C shall determine the Allowed Distribution Amount (the "Allowed Distribution Determination") for such month or such shorter period if the date hereof is not the last day of a month, as the case may be (any such month or period being referred to herein as the "Determination Period") and the Excess Distribution Amount shall be reduced by the Allowed Distribution Amount determined for such Determination Period, or increased by an amount equal to 25% of the net loss as determined in accordance with GAAP for such Determination Period, as the case may be. Prior to the Closing Date, such Allowed Distribution Determinations shall continue until the Excess Distribution Amount shall have been reduced to zero. In the event that the Excess Distribution Amount shall not have been reduced to zero prior to the Closing Date, Bruno shall issue a note to the Surviving Corporation at the Closing in a principal amount equal to the remaining Excess Distribution Amount (the "Bruno Note"). The Bruno Note shall (i) have a term of three years, (ii) bear interest at 7% per annum, which interest shall be payable quarterly, and
(iii) be payable in full on the third anniversary of its issuance. If the Excess Distribution Amount is reduced to zero prior to the Closing Date, W&C may resume making Income Distributions to Bruno beginning the date on which the Excess Distribution Amount is reduced to zero and up to and including the Closing Date (the "Remaining Distribution Period"); provided, however, that such Income Distributions shall not exceed the Allowed Distribution Amount for the Remaining Distribution Period. The aggregate amount of the Income Distributions made to Bruno during the Interim Period is referred to herein as the "Prior 1996 Income Distributions." The remainder of any payments due to or from Bruno with respect to the 1996 Income Distributions shall be paid in accordance with
Section 10.5 below.

     10.3 Subchapter S Income.  For the purposes of this Agreement,
          -------------------
"Subchapter S Income" means the income of W&C that is required to be included in Bruno's income under the "pass through" rules for S corporations under Section 1366 of the Code.

     10.4 Tax Liabilities.  Following the Closing, the Surviving
          ---------------
Corporation will cause its accountants to prepare financial statements for W&C in accordance with GAAP (the "Closing Financial Statements") for the period from January 1, 1996 through and including the Closing Date (the "Interim Period"). Those accountants shall also compute the Subchapter S Income for the Interim Period, the 1996 Tax Liabilities and the 1996 Income Distributions.

     10.5 Final Payment.  Promptly after delivery of the Closing Financial
          -------------
Statements and the Surviving Corporation's reasonable approval thereof, the Surviving Corporation shall promptly pay to Bruno an amount (if any) equal to
(i) the sum of (A) the 1996 Tax Liabilities and (B) the 1996 Income Distributions, minus (ii) the sum of (Y) the Prior 1996 Tax Distributions and
(Z) the Prior 1996 Income Distributions. If such computation results in a negative number, the Bruno Note (if any) shall be amended to increase the principal thereunder by such negative amount. If the Bruno Note shall not have been issued pursuant to the provisions of Section 10.2, then Bruno shall issue a note to the Surviving Corporation in a principal amount equal to such negative amount, which note shall have the terms specified for the Bruno Note in Section 10.2.

     10.6 Prior Periods.  The Company shall reimburse Bruno for any
          -------------
Liabilities that he may have for federal and state income taxes (including any interest or penalties) in excess of the taxes he reported with respect to the Subchapter S Income for periods prior to the Closing, except that the total amount of such reimbursements by the Company shall not exceed $50,000. Bruno represents that he is not aware of any such Liabilities on the date hereof. Bruno shall notify the Company promptly of any such Liabilities (or of any events causing him to believe that such Liabilities may exist) and shall cooperate with the Company to the extent that it may choose to contest any such Liabilities.

     10.7 Reimbursement.  If it is determined by applicable tax authorities
          -------------
that the Company and the Surviving Corporation shall not be entitled to deduct for tax purposes any part of the Value Appreciation Bonus, Bruno shall use commercially reasonable efforts to take advantage of such disallowed deduction, including amending prior federal and state tax returns, in his role as the owner of W&C prior to the Closing. Upon Bruno's receipt of any benefits in connection with such disallowed deduction (including any interest), Bruno shall promptly pay to the Company all such benefits, net of any professional fees incurred by Bruno in order to obtain such benefits, up to the aggregate amount of the benefits that would have inured to the Company if the Company could have taken advantage of such deduction.

11.  Conditions Precedent to Obligations of All Parties.
     --------------------------------------------------

     All obligations of the Parties to consummate the Transactions are subject to the satisfaction of each of the following conditions:

     11.1 Legality.  No Law or Court Order shall have been enacted,
          --------
entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of (a) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (b) creating a Material Adverse Effect on Futronix or W&C.

     11.2 Public Offering.  The Initial Registration Statements shall have
          ---------------
become effective, no stop order suspending the effectiveness of any Initial Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn. All state securities or blue sky permits or approvals required to carry out the Transactions shall have been received. The Public Offering shall be closed contemporaneously with the Closing hereunder.

     11.3 Nasdaq National Market.  The Company Common Stock issuable in
          ----------------------
connection with the Transactions and the Public Offering shall have been duly approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

     11.4 Pooling.  Each of Futronix and W&C shall have received a letter
          -------
from Deloitte & Touche LLP, dated as of the Closing Date, to the effect that the Transactions will qualify for pooling of interests accounting treatment.

     11.5 Tax Opinion.  Each of Futronix and W&C shall have received an
          -----------
opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date, to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Code. Such opinion will be based in part on appropriate representations of Futronix, W&C and Bruno.

     11.6 Approval by Stockholders.
          ------------------------

          (a) The Merger shall have been approved by the Futronix Stockholders in accordance with the TBCA and none of such stockholders shall hold Dissenting Shares.

          (b)    The Merger shall have been approved by the stockholder of W&C.

     11.7 Futronix Stockholder Parties.  All holders of Futronix Securities
          ----------------------------
other than holders of Futronix Class C Common Stock shall have become parties to this Agreement.

12.  Conditions Precedent to Obligations of the Futronix Parties.
     -----------------------------------------------------------

     All obligations of the Futronix Companies and the Futronix Stockholder Parties to consummate the Transactions are subject to the satisfaction (or waiver by Futronix) prior thereto of each of the following conditions:

     12.1 Representations and Warranties.  The representations and
          ------------------------------
warranties of W&C and Bruno contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 9.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this
Section 12.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on W&C or the Company.

     12.2 Agreements, Conditions and Covenants.  W&C and Bruno shall have
          ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

     12.3 Certificates.  Futronix shall have received a certificate of an
          ------------
executive officer of W&C to the effect set forth in Sections 12.1 and 12.2.

     12.4 Required Consents.  W&C shall have obtained the W&C Required
          -----------------
Consents without any modification that Futronix deems unacceptable.

     12.5 Ancillary Documents.  W&C, Bruno, Monahan and Scott shall have
          -------------------
tendered executed copies of the respective Transaction Documents to which they are intended to be parties, including the Employment Agreements, the Monahan Agreement, the Scott Agreement and the Registration Rights Agreement.

     12.6 Legal Opinion.  W&C and Bruno shall have tendered a legal opinion
          -------------
of Paul, Hastings, Janofsky & Walker, counsel to W&C and Bruno, in a form reasonably requested by the Futronix Companies.

     12.7 [INTENTIONALLY OMITTED.]

13.  Conditions Precedent to Obligations of W&C and Bruno.
     ----------------------------------------------------

     All obligations of W&C and Bruno to consummate the Transactions are subject to the satisfaction (or waiver by W&C and Bruno) prior thereto of each of the following conditions:

     13.1 Representations and Warranties.  The representations and
          ------------------------------
warranties of the Futronix Companies and the Futronix Stockholder Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 8.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 13.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Futronix or the Company.

     13.2 Agreements, Conditions and Covenants.  The Futronix Companies and
          ------------------------------------
the Futronix Stockholder Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

     13.3 Certificates.  W&C shall have received a certificate of an
          ------------
executive officer of Futronix to the effect set forth in Sections 13.1 and 13.2 with respect to the Futronix Companies.

     13.4 Required Consents.  Futronix shall have obtained the Futronix
          -----------------
Required Consents without any modification that W&C deems unacceptable.

     13.5 Ancillary Documents.  The Futronix Companies and the Futronix
               -------------------
Stockholder Parties shall have tendered executed copies of the respective Transaction Documents to which they are intended to be parties, including the Employment Agreements, the Monahan Agreement, the Scott Agreement and the Registration Rights Agreement.

     13.6 Legal Opinion.  The Company and Futronix shall have tendered a
          -------------
legal opinion of Morgan, Lewis & Bockius LLP, counsel to the Futronix Companies, in a form reasonably requested by W&C.

14.  Indemnification.
     ---------------

     14.1 By Bruno and Monahan.  From and after the Closing Date, Bruno to
          --------------------
the extent provided in this Section 14 and Monahan to the extent provided in the Monahan Agreement shall indemnify and hold harmless the Futronix Companies and the Futronix Stockholder Parties, and any of their respective successors, assigns, officers, directors, employees, stockholders, agents and Affiliates and any Person who controls any of them within the meaning of the Securities Act or the Exchange Act (each, a "W&C Indemnified Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such W&C Indemnified Party in connection therewith) (collectively, "Damages") that such W&C Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of W&C or Bruno contained in Section 7.1(c) of this Agreement; provided, however, that in no event shall Bruno be liable under this Section 14.1 or Monahan be liable under the Monahan Agreement for an amount greater than (a)(i) in the case of Bruno, the product of 75% of the number of shares of Company Common Stock issued to him hereunder (the "Bruno Base Shares") multiplied by the IPO Price or (ii) in the case of Monahan, the product of 25% of the number of shares of Company Common Stock issued to Bruno hereunder (the "Monahan Base Shares") multiplied by the IPO Price or (b) Bruno's or Monahan's, whichever is applicable, proportionate share of such Damages, based on the ratio of the Bruno Base Shares or the Monahan Base Shares, whichever is applicable, to the sum of the Bruno Base Shares plus the Monahan Base Shares.

     14.2 By the Futronix Stockholder Parties.  From and after the Closing
          -----------------------------------
Date, to the extent provided in this Section 14, each Futronix Stockholder Party shall indemnify and hold harmless the Company, the Surviving Corporation and Bruno, and any of their respective successors, assigns, officers, directors, employees, stockholders, agents and Affiliates and any Person who controls any of them within the meaning of the Securities Act or the Exchange Act (each, a "Futronix Indemnified Party") from and against any Damages that such Futronix Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of the Company or Futronix contained in Section 7.1(b) of this Agreement; provided, however, that in no event shall any Futronix Stockholder Party be liable under this Section 14.2 for an amount greater than (a) the product of the number of shares of Company Common Stock issued to such Futronix Stockholder Party hereunder multiplied by the IPO Price or (b) such Futronix Stockholder Party's proportionate share of such Damages, based on the ratio of the shares of Futronix Common Stock exchanged by such Futronix Stockholder Party hereunder to the total number of shares of Futronix Common Stock exchanged by all Futronix Stockholders hereunder.

     14.3 Procedure for Claims.
          --------------------

     (a) A W&C Indemnified Party or a Futronix Indemnified Party that desires to seek indemnification under any part of this Section 14 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each Party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to the third anniversary of the Closing Date. Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified

Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

     (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor may pay to such Indemnified Party within 30 days after the last day of the Claim Response Period the amount to which such Indemnified Party shall be entitled. At the election of an Indemnitor, such Indemnitor may pay such any such amount (and any interest due under this Section 14.3(b)) by the delivery of shares of Company Common Stock having an aggregate Indemnity Value (defined below) equal to such amount. If there shall be a dispute as to the amount or manner of indemnification under this Section 14, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor Party shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter. The term "Indemnity Value" means with respect to any share of Company Common Stock (i) the IPO Price or
(ii) if as of the time of payment, the shares of Company Common Stock are traded or quoted on a national securities exchange or national quotation system, including the Nasdaq National Market, the lower of the IPO Price and the average closing sale price for the 10 most recent trading days as reported on such stock exchange or system.

     14.4 Third Party Claims.  An Indemnified Party that desires to seek
          ------------------
indemnification under any part of this Section 14 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld). Any failure to give prompt notice under this Section 14.4 shall not bar an Indemnified Party's right to claim indemnification under this Section 14, except to the extent that an Indemnitor shall have been harmed by such failure.

15.  Termination.
     -----------

     15.1 Grounds for Termination.  This Agreement may be terminated at any
          -----------------------
time before the Effective Time, in each case as authorized by the respective Board of Directors of Futronix and W&C:

          (a)    By mutual written consent of each of Futronix and W&C;

          (b) By either Futronix or W&C if the Merger shall not have been consummated on or before December 31, 1996 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 15.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Futronix or W&C if a court of competent jurisdiction or govern mental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use their best efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

          (d) By Futronix if W&C or Bruno shall have breached, or failed to comply with, any of its or his obligations under this Agreement or any representation or warranty made by W&C or Bruno shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect;

          (e) By W&C if the Company, the Acquisition Company, Futronix or any Futronix Stockholder Party shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect.

     15.2 Effect of Termination.
          ---------------------

          (a) If this Agreement is terminated under Section 15.1 hereof, this Agreement shall become void and there shall be no Liability on the part of any of the Parties, except as set forth in this Section 15.2.

          (b) If this Agreement is terminated by Futronix under Section 15.1(d) as a result of any breach by W&C or Bruno, W&C shall pay to Futronix an amount equal to all of the expenses incurred by Futronix in connection with the Transactions up to a maximum of $100,000, except that in the case of a termination due to a breach existing on the date hereof that was known to exist on the date hereof by W&C or Bruno or a termination due to a wilful breach by W&C or Bruno, W&C shall pay to Futronix all of such expenses without any limitation.

          (c) If this Agreement is terminated by Futronix under Section 15.1(b) as a result of the failure of W&C to obtain all required approvals of the Merger by the W&C stockholder, W&C shall pay to Futronix an amount equal to all of the expenses incurred by Futronix in connection with the Transactions without any limitation.

          (d) If this Agreement is terminated by W&C under Section 15.1(e) as a result of any breach by the Company, the Acquisition Company, Futronix or any of the Futronix Stockholder Parties, Futronix shall pay to W&C an amount equal to all of the expenses incurred by W&C in connection with the Transactions up to a maximum of $100,000, except that in the case of a termination due to a breach existing on the date hereof that was known to exist on the date hereof by Futronix or any of the Futronix Stockholder Parties or a termination due to a wilful breach by the Company, the Acquisition Company, Futronix or any of the Futronix Stockholder Parties, Futronix shall pay to W&C all of such expenses without any limitation, but in the case of any such knowing or wilful breach, if during the 180 days following the date of such termination by W&C, the Company or Futronix sells shares of its common stock in a public offering pursuant to a registration statement on Form S-1 under the Securities Act, Futronix shall pay to W&C an amount equal to the product resulting from multiplying the total amount of such expenses by three up to an aggregate limitation (after such multiplication) of $300,000.

          (e) If this Agreement is terminated by Futronix under Section 15.1(b) as a result of the failure of Futronix to obtain all required approvals of the Merger by the Futronix Stockholders, Futronix shall pay to W&C an amount equal to all of the expenses incurred by W&C in connection with the Transactions without any limitation, but if during the 180 days following the date of such termination by W&C, the Company or Futronix sells shares of its common stock in a public offering pursuant to a registration statement on Form S-1 under the Securities Act, Futronix shall pay to W&C an amount equal to the product resulting from multiplying the total amount of such expenses by three up to an aggregate limitation (after such multiplication) of $300,000 .

          (f) The agreements contained in Sections 15.2(b), (c), (d) and (e) are an integral part of the Transactions and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any amounts due under such Sections, the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid damages at the Prime Rate from the date such damages were required to be paid.

16.  Survival of Representations, Warranties and Covenants.
     -----------------------------------------------------

     Except for any agreements to be performed at least in part after the Effective Time, the representations, warranties, covenants and other agreements contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time.

17.  Public Announcements.
     --------------------

     The Parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or any stock exchange regulations, no Party shall issue any such press release or make any such public statement without the consent of the other Parties hereto.

18.  Contents of Agreement.
     ---------------------

     This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

19.  Amendment, Parties in Interest, Assignment, Etc.
     -----------------------------------------------

     (a) This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto, except that with respect to the Futronix Stockholder Parties, this Agreement may be amended, modified or supplemented by the written agreement of those Futronix Stockholder Parties that hold a majority of the Futronix Common Stock, but no such action by the holders of a majority of the Futronix Class A Common Stock and of the Futronix Class B Common Stock (the "Futronix Majority Holders") may impose any obligation on any Futronix Stockholder that does not give its written consent to such action.

     (b) This Agreement shall be binding on the Parties hereto upon the execution and delivery hereof by the Corporate Parties, Bruno and the Futronix Majority Holders. This Agreement shall also be binding upon and inure to the benefit of any Futronix Stockholder Party who signs a signature page of this Agreement after the date hereof to the same extent as if such Futronix Stockholder Party had been a Party as of the date hereof.

     (c) If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder.

     (e) Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

     (f) The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

20.  Interpretation.
     --------------

     Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

21.  Notices.
     -------

     All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

          If to any Futronix Company or any Futronix Stockholder Party:

                 Futronix Corporation
                 12614 Hempstead Highway
                 Houston, TX  77092
                 FAX:  713-329-1111
                 Attention: President
                 with a required copy to:

                 Morgan, Lewis & Bockius LLP
                 2000 One Logan Square
                 Philadelphia, PA  19103-6993
                 FAX:  215-963-5299
                 Attention:  Thomas J. Sharbaugh, Esquire

          If to W&C or Bruno:

                 5060 Avalon Ridge Parkway
                 Norcross, GA  30071
                 FAX:  770-409-9663
                 Attention:  Mr. Theodore J. Bruno

                 with a required copy to:

                 Paul, Hastings, Janofsky & Walker
                 600 Peachtree Street N.E.
                 Suite 2400
                 Atlanta, GA  30308-2222
                 FAX:  404-815-2424
                 Attention:  Philip J. Marzetti, Esquire

22.  Governing Law.
     -------------

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws.

23.  Counterparts.
     ------------

     This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart .

                 [SIGNATURE PAGE FOR REORGANIZATION AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above .



FUTRONIX CORPORATION                   FUTRONIX SYSTEMS CORP.



By: /s/ Terrence M. Hunte              By: /s/ Terrence M. Hunt
    -------------------------------        ---------------------------------
    TERRENCE M. HUNT                       TERRENCE M. HUNT

/s/ Terrence M. Hunt
- -----------------------------------
TERRENCE M. HUNT


OVERSEAS EQUITY INVESTOR PARTNERS      BRADFORD VENTURE PARTNERS, L.P.

By:  Overseas Equity Investors Ltd.    By: Bradford Associates, General
        General Partner                        Partner

By: /s/ Cummings Zuill                 By: /s/ Barbara M. Henagan
    -------------------------------       ---------------------------------
    Director                               Barbara M. Henagan
                                           General Partner


/s/ Bradford Mills
- -----------------------------------
BRADFORD MILLS REVOCABLE TRUST         BVP SPECIAL SITUATIONS, L.P
NO. 1 U/D/T 12/3/91

                                       By: Bradford Associates, General
                                               Partner

/s/ Bradford Mills                     By: /s/ Barbara M. Henagan
- -----------------------------------        --------------------------------
BRADFORD MILLS REVOCABLE TRUST             Barbara M. Henagan
NO.2 U/D/T 12/3/91                         General Partner

/s/ Robert J. Simon                    /s/ Barbara M. Henagan
- -----------------------------------    -----------------------------------
ROBERT J. SIMON                        BARBARA M. HENAGAN


/s/ Elizabeth M. Hardie                /s/ Bradford Alan Mills
- -----------------------------------    -----------------------------------
ELIZABETH M. HARDIE                    BRADFORD ALAN MILLS

/s/ Thomas J. Sharbaugh                /s/ Cheryl A. Mills
- -----------------------------------    -----------------------------------
THOMAS J. SHARBAUGH AS SUCCESSOR       CHERYL A. MILLS, TRUSTEE U/A/D 3/2 8/89
TRUSTEE TO JOHN R. PETTY, TRUSTEE      F/B/O BRADFORD TAYBROOK MILLS
U/A/D 3/17/69

/s/ Barbara L. Mills                   /s/ Barbara L. Mills
- -----------------------------------    -----------------------------------
BARBARA L. MILLS, TRUSTEE U/A/D        BARBARA L. MILLS, TRUSTEE U/A/D 2/26/88
12/26/84 F/B/O FRANCES LEE HARDIE      F/B/O KENNETH IAN HARDIE

                 [SIGNATURE PAGE FOR REORGANIZATION AGREEMENT]


/s/ Bradford Alan Mills                 /s/ Erwin Hosono
- ---------------------------------       -----------------------------------
BRADFORD ALAN MILLS, TRUSTEE U/A/D      ERWIN HOSONO
11/4/78 F/B/O ROSS D. MILLS

/s/ Thomas L. Ferguson                  /s/ Thomas F. Ruhm
- ---------------------------------       -----------------------------------
THOMAS L. FERGUSON                      THOMAS F. RUHM

/s/ Robert J.S. Roriston,               /s/ Christopher F. O. Gabrieli
Attorney-In-Fact
- ---------------------------------       -----------------------------------
WARD W. WOODS                           CHRISTOPHER F. O. GABRIELI

/s/ Neill H. Brownstein                 /s/ Rodney A. Cohen
- ---------------------------------       -----------------------------------
NEILL H. BROWNSTEIN                     RODNEY A. COHEN

/s/ Adam Godfrey                        /s/ Robert D. Lindsay
- ---------------------------------       -----------------------------------
ADAM GODFREY                            ROBERT D. LINDSAY

/s/ Richard R. Davis
- ---------------------------------
RICHARD R. DAVIS



WIRE & CABLE SPECIALTIES CORPORATION

By: /s/ Theodore J. Bruno               /s/ Theodore J. Bruno
   ----------------------------         -----------------------------------
    THEODORE J. BRUNO                   THEODORE J. BRUNO

                 [SIGNATURE PAGE FOR REORGANIZATION AGREEMENT]


FUTRONIX ACQUISITION COMPANY


By: /s/ Terrence M. Hunt
    ---------------------------
    TERRENCE M. HUNT